As filed with the Securities and Exchange Commission on June 9, 2026

Registration No. 333-288173

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	3714	27-2343603
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

10800 Galaxie Avenue

Ferndale, Michigan 48220

(877) 787-6268

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Reinharz

Chief Executive Officer

10800 Galaxie Avenue

Ferndale, Michigan 48220

(877) 787-6268

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick M. Lehrer, P. A.

Frederick M. Lehrer, Esquire

2108 Emil Jahna Road

Clermont, Florida 34711

flehrer@securitiesattorney1.com

(561) 706-7646

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No.1 to the Registration Statement on Form S-1 (Registration No. 333-288173) (this “Post-Effective Amendment”) is being filed by Artificial Intelligence Technology Solutions, Inc. (the “Company”) to update and restate the Registration Statement with current information, including information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026, filed with the Securities and Exchange Commission on June 9, 2026 (the “Form 10-K”), which is incorporated herein by reference.

Background of the Registration Statement

In September 2024, the Company and AIV Investments, LLC (“AIV”) entered into a Securities Purchase Agreement (the “September 2024 Purchase Agreement”) pursuant to which AIV agreed to purchase up to $30,000,000 of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). The September 2024 Purchase Agreement provided for the deferred issuance to AIV of 1,239,907 shares of Common Stock (the “Deferred Shares”).

On June 16, 2025, the Company and AIV entered into an Equity Financing Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (each dated as of June 16, 2025 and memorialized in a Form 8-K filed with the SEC on June 17, 2025), superseding a substantially identical Equity Financing Agreement and Registration Rights Agreement previously entered into between the Company and GHS Investments, LLC (“GHS”) on June 11, 2025, which were terminated pursuant to a Termination Agreement between the Company and GHS.

On June 18, 2025, the Company filed a Registration Statement on Form S-1 (Registration No. 333-288173) (the “Registration Statement”), which was declared effective by the SEC on June 25, 2025, registering up to 100,000,000 (one hundred million) shares of Common Stock for resale by AIV pursuant to the Purchase Agreement.

On August 7, 2025, the Company and AIV entered into a Resolution Agreement (the “Resolution Agreement”) relating to the Deferred Shares arising under the September 2024 Purchase Agreement. Pursuant to the Resolution Agreement, the Company issued the 1,239,907 Deferred Shares to AIV. The Deferred Shares were issued from the 100,000,000 shares previously registered under the Registration Statement and do not represent a new or additional issuance beyond the shares covered thereby.

Purpose of this Post-Effective Amendment

This Post-Effective Amendment relates to the resale by AIV, as the Selling Stockholder, of up to 43,213,508 shares of Common Stock (the “Remaining Shares”), representing those shares originally registered under the Registration Statement that have not been sold by AIV as of the date hereof.

This Post-Effective Amendment is being filed to update the Registration Statement with current business and financial information, including the financial statements and other information contained in the Company’s Form 10-K for the fiscal year ended February 28, 2026. All information in this Post-Effective Amendment supersedes the corresponding information previously contained in the Registration Statement.

The Company will not receive any proceeds from the resale of the Remaining Shares by AIV. However, the Company may receive aggregate gross proceeds of up to the remaining available commitment amount from future sales of Common Stock to AIV pursuant to the Purchase Agreement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, shall have been declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 9, 2026

43,213,508 Shares of Common Stock

This prospectus relates to the sale by the Selling Stockholder, AIV Investments, LLC (“AIV”), of Artificial Intelligence Technology Solutions, Inc. (the “Company”) of up to Forty Three Million Two Hundred Thirteen Thousand and Five Hundred Eight (43,213,508) shares of common stock, par value $0.00001 per share. We will not receive proceeds from the sale of the shares by the Selling Stockholder.

Our common stock is quoted on the OTC Pink under the symbol “AITX.” On June 8, 2026 the last reported sales price of our common stock on the OTC Pink was $0.0178 per share.

AIV is an underwriter within the meaning of the Securities Act of 1933 with respect to the shares being issued pursuant to the Agreement, as amended (the “Securities Act”), and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We will bear all costs, expenses and fees in connection with the registration of the common stock. The Selling Stockholder will bear all commissions and discounts, if any, attributable to its sales of our common stock.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is June 9, 2026

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The Selling Stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Artificial Intelligence” or the “Company” in this prospectus mean Artificial Intelligence Technology Solutions, Inc. and its wholly-owned subsidiaries.

Company Overview

We apply AI technology to solve enterprise problems that are expensive, repetitive, difficult to staff, and outside of the core competencies of the client organization. Our main focus is disrupting and capturing a sizable portion of the global security services market, specifically the human security guard market and the physical security market. RAD solutions are unique in that they start with an AI-driven autonomous response utilizing cellular optimized communications, while easily connecting to a human operator for a manned response as needed. We use purpose-built hardware and deliver our services through RAD-developed software and cloud services allowing enterprises IT groups to focus on their core competencies.

Definitive Information Statement

On March 30, 2026, we filed a Schedule 14C Definitive Information Statement to provide notice that our Board of Directors approving the filing of a Certificate of Amendment to the Company’s Articles of Incorporation to decrease its authorized common stock by fifteen billion five hundred thousand (15,500,000,000) common stock shares to a total of twelve billion (12,000,000,000) common stock shares (the “Authorized Share Increase”) and our consenting shareholder executing a written consent authorizing the Authorized Share Decrease.

About this Offering

Equity Financing Agreement with AIV Investments, LLC

On June 16, 2025, we entered into the Equity Financing Agreement with AIV referred to herein as the “Purchase Agreement”. The Purchase Agreement between the Company and AIV pertains to the potential sale of up to one hundred million (100,000,000) shares of our common stock as detailed below. The Purchase Agreement expires on June 11, 2027.

Pursuant to the Purchase Agreement, we have the right, in our sole discretion, subject to the conditions and limitations contained therein, to direct AIV, by delivery of a purchase notice (a “Purchase Notice”) to purchase (each, a “Purchase”) over the 24 month term of the Purchase Agreement, a minimum of $10,000 and up to a maximum of $1,500,000. Puts are further limited to the Investor owning no more than 4.99% of the outstanding stock of the Company at any given time. Pursuant to the Purchase Agreement, the aggregate value of the Purchase Shares sold to AIV may not exceed $30,000,000. Each Purchase Notice will set forth the Purchase Price and number of Purchase Shares in accordance with the terms of the Purchase Agreement. The maximum dollar amount of each Put will not exceed 250% of the average daily trading volume for the common stock during the 10 consecutive trading days preceding the Put Notice Date.

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The Purchase Price is defined in the Purchase Agreement as 80% of the Market Price. If the average Closing Price for the Common Stock during the three (3) trading days preceding a Put Notice is equal to or greater than one cent ($.01) per share, the applicable Purchase Price shall equal eighty five percent (85%) of the Market Price. Following an up-list to the NASDAQ or an equivalent national exchange by the Company, the Purchase price shall equal 90% of the lowest Volume Weighted Average Price for the Common Stock during the Pricing Period, subject to a floor of $2.00 per share, below which the Company shall not deliver a Put.

The Purchase Agreement prohibits AIV from purchasing any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by AIV would result in AIV having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock. There are no trading volume requirements or restrictions under the Purchase Agreement and we will control the timing and amount of any sales of its common stock to AIV.

We may not deliver a Purchase Notice to AIV and AIV is not obligated to purchase the Purchase Shares unless each of the following conditions are satisfied: there is an effective Registration Statement; the Common Stock is listed or quoted for trading on the Principal Market; we are not in breach of in default of the Purchase Agreement or Registration Rights Agreement; no injunction has been issued prohibiting the purchase of the or the issuance of the Securities; and the issuance of the Securities does not violate the Principal Market requirements.

The Purchase Agreement is for a term of twenty four months but may terminate earlier on the date that AIV has purchased the aggregate Offering Amount of $30,000,000 of the Purchase Shares that are sold to AIV. We and AIV each have the right to terminate the Purchase Agreement at any time upon thirty days-notice. The Purchase Agreement will be suspended and remain suspended if any of the following events occur: if our Common Stock is suspended by the applicable authority, our Common Stock ceases to be quoted; we breach a representation, warranty, covenant in the Purchase Agreement;, and upon the occurrence of bankruptcy proceedings by or against us.

Subject to the foregoing, actual sales of Purchase Shares to AIV under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our operations.

Resolution Agreement with AIV Investments, LLC

On August 7, 2025, we completed a Resolution Agreement with AIV to register 1,239,907 common stock shares on this Form S-1 Registration Statement.

Prior Issuances with AIV

Between August 11, 2025 and June 5, 2026, we have issued a total of 56,786,492 Common Stock Shares to AIV.

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RISK FACTORS

Risks Related to Our Business

Our business is at an early stage, and we have not yet generated any profits.

RAD I, our primary operating subsidiary, was formed in 2016 and made its first sale in 2016. Accordingly, we have a limited operating history upon which to evaluate its performance and prospects. Our current and proposed operations are subject to all the business risks associated with young enterprises. These include likely fluctuations in operating results as we make significant investments in research, development and product opportunities, we react to developments in our market, including purchasing patterns of customers, and the entry of competitors into the market. We cannot assure you that we will generate enough revenue to be profitable in the next three years or at all, which could lead to a loss of part or all of an investment.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

Our financial statements of which this prospectus is a part have been prepared on a going concern basis. We may be unable to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Our financial results will fluctuate in the future, which makes them difficult to predict.

Our financial results may fluctuate in the future. Additionally, we have a limited operating history with the current scale of our business, which makes it difficult to forecast future results. As a result, you should not rely upon our past financial results as indicators of future performance. In addition, you should consider the risks and uncertainties frequently encountered by rapidly growing companies in evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including, but not limited to the following:

●	our ability to maintain and grow our client base;

●	clients suffering downturns, financial instability or becoming subject to mergers or acquisitions;

●	our ability to develop and introduce new products and the ability of our competitors to do the same;

●	our ability to maintain gross margins and operating margins;

●	increases in marketing, sales, service and other operating expenses incurred in expanding our operations and remaining competitive;

●	changes affecting our suppliers and other third-party service providers;

●	adverse litigation judgments, settlements, or other litigation-related costs; and

●	changes in business or macroeconomic conditions, including regulatory changes.

We have a limited number of deployments and our success depends on an unproven market.

The market for advanced physical security technology is relatively new and unproven and is subject to risks and uncertainties. In order to grow our business and extend our market position, we will need to place into service additional robots, expand our service offerings, and expand our presence. Our ability to expand the market for our products depends on a number of factors, including the cost, performance and perceived value associated with our products and services. Furthermore, the public’s perception of the use of robots to perform tasks traditionally reserved for humans may negatively affect demand for our products and services. Ultimately, our success will depend largely on our customers’ acceptance that security services can be performed more efficiently and cost effectively through the use of our robots and ancillary services, of which there can be no assurance.

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We cannot assure you that we can effectively manage our growth.

Our business growth and expansion and additional products, which create significant challenges for our management, operational, and financial resources, including managing multiple relationships and interactions with users, distributors, vendors, and other third parties. As we continue to grow, our information technology systems, internal management processes, internal controls and procedures and production processes may be inadequate to support our operations. To ensure success, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As we implement more complex organizational and management structures consistent with our growth, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our current team’s efficiency and expertise, which could negatively affect our business performance.

Our costs may grow more quickly than our revenues, harming our business and profitability.

We expect our expenses to continue to increase in the future as we expand our product offerings, expand production capabilities and hire additional employees. We expect to continue to incur increasing costs, in particular for working capital to purchase inventory, marketing and product deployments as well as costs associated with customer support in the field. Our expenses may be greater than we anticipate, which would have a negative impact on our financial position, assets and ability to invest further in the growth and expansion of our business.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We depend on the continued services and performance of key members of the management team, in particular, founder and Chief Executive Officer, Steven Reinharz, Chief Financial Officer, Anthony Brenz, and RAD I Chief Executive Officer, Mark Folmer. While we currently have employment agreements with Messrs. Reinharz and Brenz, we do not have any employment agreements in place with our other officers. If we cannot call upon Messrs. Reinharz and Mr. Brenz or Mark Folmer or other key management personnel for any reason, our operations and development could be harmed. We have not yet developed a succession plan. Furthermore, as we grow, we will be required to hire and attract additional qualified professionals such as accounting, legal, finance, production, service and engineering experts. We may be unable to locate or attract qualified individuals for such positions, which will affect our ability to grow and expand our business.

Because our Board of Directors does not currently have an audit committee, compensation committee, nomination committee, or any other form of corporate governance committee, shareholders will have to rely on our only director, who is not independent, to perform these functions.

We do not have an audit committee, compensation committee, nomination committee, or any form of corporate governance committees that includes any independent members. Instead, the Board of Directors performs these functions as a whole. As a result, we do not receive the independent advice of other persons.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality agreements with its employees, consultants, and third parties with whom it has relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights. As of the date of this report, there are no patents filed on our behalf. We plan to file various applications in the United States for protection of certain aspects of its intellectual property. However, third parties may knowingly or unknowingly infringe our proprietary rights, may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we intend to operate in the future. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we plan to take measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to those offered through RAD I and compete with our business. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished, and competitors may be able to mimic our service and methods of operations more effectively. Any of these events could have a material adverse effect on our business and financial results.

Economic factors generally may negatively affect our operations.

We are subject to the general risks of the marketplace where we conduct business. Our results of operations will depend on a number of factors over which we have no control, including changes in general economic or local economic conditions, changes in supply of or demand for similar and/or competing products and services, and changes in tax and governmental regulations that may affect demand for such products and services. Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect industrial and consumer spending could have a material adverse effect on our business. For these and other reasons, no assurance of profitable operations can be given.

General political, social and economic conditions can adversely affect our business.

Demand for our products and services depends, to a significant degree, on general political, social and economic conditions in our markets. Worsening economic and market conditions, downside shocks, or a return to recessionary economic conditions could serve to reduce demand for our products and services and adversely affect our operating results. In addition, an economic downturn could impact the valuation and collectability of certain long-term receivables held by us. Additionally, the global economy and financial markets may be adversely affected by geopolitical events, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine.

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The future reoccurrence of the COVID-19 pandemic could adversely affect our business, financial condition and results of operations.

A future COVID-19 pandemic, including the emergence of variants for which vaccines may not be effective, may negatively affect our business by causing or contributing to, among other things:

●	Higher shipping costs and longer shipping times, especially for shipments from China and Europe;

●	Limited access to parts needed for our products due to the ongoing issues with global chip supply, which may affect our ability to meet our production goals;

●	Higher labor costs due to a diminished supply of potential employees and higher employee recruitment and retention costs; and

●	Disruptions in production due to employees becoming ill from Covid.

The extent of COVID-19’s effect on our operational and financial performance in the future will depend on future developments, including the duration, spread and intensity of the pandemic, our continued ability to manufacture and distribute our products, any future government actions affecting consumers and the economy generally, changing economic conditions and any resulting inflationary impacts, as well as timing and effectiveness of global vaccines, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. Although the potential effects that COVID-19 may continue to have on us are not clear, these effects could materially adversely affect our business, financial condition and results of operations.

Our business is subject to data security risks, including security breaches.

Our products employ technologies that are subject to various data security risks including security breaches and hacking, and we cannot guarantee that our products may not be negatively affected by these risks causing them to suffer damages. We use wireless data carrier providers to transmit data and information of all kinds, and those wireless providers may suffer security breaches that release our confidential information. The occurrence of the foregoing may damage our brand and increase our costs. Any of these events or circumstances could materially adversely affect our business, financial condition, and results of operations.

Our business success depends on large part on the success of our efforts to lease our products through dealerships.

Although we engage in some direct sales to potential customers, our primary focus is on leasing its robots to end-users through dealers that market to firms providing security guard and integrated security services. We believe our model based on partnerships with these dealers is valuable and currently has such partnerships with over twenty dealers, with plans to sign on additional dealers. However, there can be no assurance that we can successfully secure agreements with dealerships for the use of our products, which could materially impair our sales, financial condition, and business prospects.

We currently face competition and may face additional competition in the future; if we are unable to compete effectively, our business prospects and operations will be harmed.

RAD I’s re-entry into the mobile security robotics market presents us with two potential competitors. Knightscope, Inc., states that it has available one outdoor security robot called the ‘K5’ and has another outdoor robotic device under development, the ‘K9’. Cobalt Robotics Inc., offers an indoor robotic device that is designed to perform various security functions. Although either or both of these companies may create direct competition to RAD I’s products, neither of these companies has a mobile robot that performs the breadth of duties that can be performed by ROAMEO. We are also aware of other companies that are already active in our industry and other companies that are developing physical security technology in the U.S. and abroad that may potentially compete with our technology and services. These, or additional new, competitors may have more resources than we do or may be better capitalized, which may give them a significant advantage because they may be able to offer better pricing, survive an economic downturn or reach profitability compared with us. We cannot guarantee that we will be able to compete successfully against existing or emerging competitors. In addition, existing private security firms may also compete on price by lowering their operating costs, developing new business models or providing other incentives. We cannot give any assurance that we can adequately compete with existing or new competitors, and additional attempts to compete could lead us to expend additional funds toward our marketing efforts and further adversely affect our business operations.

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Our ability to operate and collect digital information on behalf of our clients is dependent on the privacy laws of jurisdictions in which our machines operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets.

Our robots collect, store, and analyze certain types of personal or identifying information regarding individuals that interact with the machines. While we maintain stringent data security procedures, the regulatory framework for privacy and security issues is rapidly evolving worldwide and is likely to remain uncertain for the foreseeable future. Federal and state government bodies and agencies have in the past adopted, and may in the future adopt, laws and regulations affecting data privacy, which in turn affect the breadth and type of features that we can offer to our clients. In addition, our clients have separate internal policies, procedures and controls regarding privacy and data security with which we may be required to comply. Because the interpretation and application of many privacy and data protection laws are uncertain, it is possible that these laws may be interpreted or applied in a manner that is inconsistent with our current data management practices or the features of our products. If so, in addition to the possibility of fines, lawsuits and other claims and penalties, we could be required to fundamentally change our business activities and practices or modify our products, which could have an adverse effect on our business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, regulations, and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales, and adversely affect our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our clients may limit the use and adoption of, and reduce the overall demand for, our products. Privacy and data security concerns, whether valid or not valid, may inhibit market adoption of our products, particularly in certain industries and foreign countries. If we are not able to adjust to changing laws and regulations, our business may be harmed.

Our success depends on the growth of our industry, most specifically on the growing adoption and use of physical security technology in general and the adoption and use of our products.

The market for our products and for physical security technology in general is relatively new and unproven and is subject to many risks and uncertainties. Our ability to gain growing market acceptance and adoption of our products depends on the market’s acceptance of physical security technology in general. If we are unable to increase acceptance of our products, and if the market for physical security technology generally does not develop as we hope, we will not be able to sell our products, which would adversely affect our financial performance.

Risks Related to our Securities

An investment in our securities is extremely speculative, and there can be no assurance of any return on the investment.

An investment in our securities is extremely speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks, including the risk of losing their entire investment in our securities. For example, the market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Our common stock shareholders do not have voting control over us due to the rights granted to holders of our Series E Convertible Preferred Stock.

Steven Reinharz, our Chief Executive Officer, is currently the holder of all 3,350,000 shares of our Series E Convertible Preferred Stock. The Series E Convertible Preferred Stock holds 2/3rds of the voting power of all shareholders at any time that corporate action requires a vote of shareholders. As a result, holders of common stock do not have voting control over the Company.

Because we are a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or(ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze our results of operations and financial prospectus in comparison with other public companies.

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To fund our operations, we may conduct further offerings in the future, in which case our common stock may be diluted.

To fund our business operations, we anticipate continuing to rely on sales of its securities, which may include common stock, preferred stock, convertible debt and/or warrants convertible or exercisable into shares of common stock. Common stock may be issued in return for additional funds or upon conversion or exercise of outstanding convertible debentures or warrants. If additional common stock is issued, the price per share of the common stock could be lower than the price paid by existing holders of common stock, and the percentage interest of those shareholders will be lower. This result is referred to as “dilution,” which could result in a reduction in the per share value of your shares of common stock. Our failure or inability to raise capital when needed or on terms acceptable to us and our shareholders could have a material adverse effect on our business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

We have and may in the future utilize debt financing to fund our operations.

If we undertake debt financing to fund our operations, the financing may involve significant restrictive covenants. In addition, there can be no assurance that such financing will be available on terms satisfactory to us, if at all. Our failure or inability to obtain financing when needed or on terms acceptable to us and our shareholders could have a material adverse effect on our business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

The trading price of our common stock may fluctuate significantly.

Volatility in the trading price of shares of our common stock may prevent shareholders from being able to sell shares of common stock at prices equal to or greater than their purchase price. The trading price of our common stock could fluctuate significantly for various reasons, including:

●	our operating and financial performance and prospects;

●	our quarterly or annual earning or those of other companies in the same industry;

●	sales of our common stock by our management;

●	public reaction to our press releases, public announcements and filing with the SEC;

●	changes in earnings estimates or recommendations by research analysts who track common stock or the stock of other companies in the same industry;

●	strategic actions by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidance, interpretations or principles; and

●	changes in general economic conditions in the U.S. and in global economies and financial markets, including changes resulting from war or terrorist incidents.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a substantial impact on the trading price of securities issued by many companies. The changes frequently occur irrespective of the operating performance of the affected companies. As a result, the trading price of our common stock could fluctuate based upon factors that have little or nothing to do with our business.

Because we are a small company with a limited operating history, holders of common stock may find it difficult to sell their stock in the public markets.

The number of persons interested in purchasing our common stock at any given time may be relatively small. This situation is attributable to a number of factors. One factor is that we are a small company that is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume. Another factor is that, even if we came to the attention of these persons, they tend to be risk-averse and would likely be reluctant to follow an unproven company such as ours. Furthermore, many brokerage firms may not be willing to effect transactions in our securities, including our common stock. As a consequence, there may be periods when trading activity in our common stock is minimal or even non-existent, as compared to trading activity in the securities of a seasoned issuer with a large and steady volume of trading activity. We cannot give you any assurance that an active public trading market for our common stock or other securities will develop or be sustained, or that, if developed, the trading levels will be sustained.

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Our shares of common stock are subject to the SEC’s “penny stock” rules that limit trading activity in the market, which may make it more difficult for holders of common stock to sell their shares.

Penny stocks are generally defined as equity securities with a price of less than $5.00. Because our common stock trades at less than $5.00 per share, we are subject to the SEC’s penny stock rules that require a broker-dealer to deliver extensive disclosure to its customers before executing trades in penny stocks, not otherwise exempt from the rules. The broker-dealer must also provide its customers with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, and provide monthly account statements showing the market value of each penny stock held by the customer. Under the penny stock regulations, unless the broker-dealer is otherwise exempt, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction before the sale. As a general rule, an individual with a net worth over $1,000,000 or an annual income over $200,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. The additional burdens from the penny stock requirements may deter broker-dealers from effecting transactions in our securities, which could limit the liquidity and market price of shares of our common stock. These disclosure requirements may reduce the trading activity of our common stock, which may make it more difficult for shareholders of our common stock to resell their securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Before recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell shares of common stock and may have an adverse effect on the market for our securities.

We do not anticipate paying dividends in the future.

We have never declared or paid any cash dividends on our common stock. Our current policy is to retain earnings to reinvest in our business. Therefore, we do not anticipate paying cash dividends in the foreseeable future. Our dividend policy will be reviewed from time to time by our Board of Directors in the context of its earnings, financial condition and other relevant factors. Until we pay dividends, which we may never do, the holders of shares of common stock will not receive a return on those shares unless they are able to sell those shares at the desired price, if at all, of which there can be no assurance. In addition, there is no guarantee that our common stock will appreciate in value or even maintain the price at which holders purchased their common stock.

We will continue to incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will continue to incur significant costs associated with our public company reporting requirements, including costs associated with applicable corporate governance requirements such as those required by the Sarbanes-Oxley Act of 2002, and with other rules issued or implemented by the SEC. We expect all of these applicable rules and regulations will result in significant legal and financial compliance costs and to make some activities more time consuming and costly. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Our business is at an early stage, and we have not yet generated any profits.

RAD I, our primary operating subsidiary, was formed and made its first sale in 2016. Accordingly, we have a limited operating history upon which to evaluate its performance and prospects. Our current and proposed operations are subject to all the business risks associated with young enterprises. These include likely fluctuations in operating results as we makes significant investments in research, development and product opportunities, and reacts to developments in its market, including purchasing patterns of customers, and the entry of competitors into the market. We cannot assure you that we will generate enough revenue to be profitable in the next three years or at all, which could lead to a loss of part or all of an investment in us.

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Due to his ownership of Series E Preferred Stock, our Chief Executive Officer has voting rights equal to 66-2/3% of the voting rights held by all of our outstanding capital stock, giving him substantial control over our business and affairs and creating actual or potential conflicts of interests between his interests and the interests of the shareholders.

Our Chief Executive Officer holds 3,350,000 shares of Series E Preferred Stock. Because the Series E Preferred Stock has voting rights equal to 66-2/3% of the voting rights held by all of our outstanding capital stock, he has voting control over any matter to be voted upon by the shareholders of the Company, allowing him to exercise substantial control over our business and affairs. Moreover, his ownership of the Series E Preferred Stock creates the potential for conflicts of interest between his interests and the interests of the shareholders holding junior shares, including those holding common shares.

The Chief Executive Officer’s ownership of Series F Preferred Stock permits him to convert the Series F Preferred Shares into a multiple of shares of the then-outstanding common stock. Any such conversion of his Series F Preferred Shares would cause substantial dilution of the shares of common stock held by our common stock shareholders.

The Chief Executive Officer owns 2,450 shares of Series F Preferred Stock. The Series F Preferred Stock is convertible at the option of the holder into a multiple of the then-outstanding shares of common stock. The Chief Executive Officer’s conversion of shares of Series F Preferred Stock into common stock would substantially dilute the outstanding shares of common stock held by the common stock shareholders.

RISKS RELATED TO THE EQUITY FINANCING AGREEMENT WITH AIV

Should AIV sell the shares being registered herein or some lesser material amount pursuant to the Equity Financing Agreement and/or the Securities Purchase Agreement, sales of our Shares into the open market may cause material decreases in our stock price and decrease the percentage ownership of shares held by our other shareholders.

The shares of our common stock that are being registered herein may be sold into the market by AIV, thereby causing dilution of the shares and material stock price declines. Additionally, the respective percentage ownership held by each of our shareholders will materially decrease as a result of AIV sale of ten billion shares or a lesser material share amount.

Funding from the Purchase Agreement and the Securities Purchase Agreement may be limited or insufficient to fund our operations or to implement our strategy.

Under our Purchase Agreement with AIV, upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct AIV to purchase up to 100,000,000 shares of our common stock over a 24-month period. Under our Securities Purchase Agreement with AIV, factors may negatively affect the amount of proceeds we receive, including our share price, discount to market, and other factors relating to our common stock.

There can be no assurance that we will be able to receive all or any of the total commitment from AIV because the Purchase Agreement contains certain limitations, restrictions, requirements, conditions and other provisions that could limit our ability to cause AIV to buy common stock from us. For instance, we are prohibited from issuing a Draw Down Notice if the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, or the sale of Shares pursuant to the Draw Down Notice would cause us to sell or AIV to purchase an aggregate number of shares of our common stock which would result in beneficial ownership by AIV of more than 4.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder). Moreover, there are limitations with respect to the frequency with which we may provide Draw Down Notices to AIV under the Purchase Agreement. Also, as discussed above, there must be an effective registration statement covering the resale of any Shares to be issued pursuant to any draw down under the Purchase Agreement, and the registration statement of which this prospectus is a part which covers the resale of up to 100,000,000 shares that may be issuable pursuant to draw downs under the Purchase Agreement.

The extent to which we rely on AIV as a source of funding will depend on a number of factors, including the amount of working capital needed, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from AIV were to prove unavailable or prohibitively dilutive, we would need to secure another source of funding. Even if we sell all one hundred million (100,000,000) shares of common stock under the Purchase Agreement with AIV, we will still need additional capital to fully implement our current business, operating plans, and development plans.

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You may experience future dilution as a result of this offering or future equity offerings.

We are registering for resale ten billion shares that we may sell to AIV under the Purchase Agreement, which AIV may sell in the open market or in private transactions. Sales of our common stock shares under the Purchase Agreement may cause the material declines in the trading price of our common stock.

The Selling Stockholder will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Selling Stockholder AIV pursuant to the Purchase Agreement will be purchased at a discount to the closing price of the shares of our common stock during the applicable pricing period. The Selling Stockholder has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If AIV sells the shares, the price of our common stock could decrease. If our stock price decreases, AIV may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

We may use the net proceeds from sales of our common stock to AIV pursuant to the EFA in ways with which you may disagree.

We intend to use the net proceeds from sales of our common stock to AIV pursuant to the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from sales of common stock to AIV pursuant to the Purchase Agreement. Accordingly, we will have significant discretion in the use of the net proceeds of sales of common stock to AIV pursuant to the Purchase Agreement. It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds. We may, subsequent to this offering, modify our intended use of the proceeds from sales of common stock to AIV pursuant to the Purchase Agreement to pursue strategic opportunities that may arise, such as potential acquisition opportunities. You will be relying on the judgment of our management with regard to the use of the net proceeds from the sales of common stock to AIV pursuant to the Purchase Agreement, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Any failure to apply the proceeds from sales of common stock to AIV pursuant to the Purchase Agreement effectively could have a material adverse effect on our business and cause a decline in the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by the Selling Stockholder. However, we will receive proceeds from the sale of our common stock to Selling Stockholder pursuant to the Financing Agreement. The proceeds from our exercise of the Put right pursuant to the Financing Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for such other corporate purposes as the Board deems to be in our best interests. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for the proceeds we may receive. Accordingly, we will have broad discretion in the way that we use these proceeds.

SELLING STOCKHOLDER

This prospectus relates to the resale from time to time by the selling stockholder identified herein of up to an aggregate of 43,213,508 shares of our common stock.

The Purchase Shares are being registered to permit public sales of such securities, and the selling stockholder may offer the Purchase Shares for resale from time to time pursuant to this prospectus. The selling stockholder may also sell, transfer or otherwise dispose of all or a portion of their Purchase Shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering the sale of such securities.

The following table sets forth, based on information provided to us by the selling stockholder or known to us, the name of the selling stockholder, and the number of shares of our common stock beneficially owned by the selling stockholder before and after this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. The selling stockholder has not had any material relationship with us or any of our predecessors or affiliates within the past three years.

We have assumed all of the Purchase Shares reflected offered hereunder will be sold from time to time in the offering covered by this prospectus. Because the selling stockholder may offer all or any portions of the Purchase Shares listed in the table below, no estimate can be given as to the amount of those Purchase Shares covered by this prospectus that will be held by the selling stockholder upon the termination of the offering.

AIV will be deemed to be an underwriter within the meaning of the Securities Act with respect to the Purchase Shares. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.

Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Maximum Number of Shares Offered	Number of Shares owned After Offering		Percentage of Shares Owned After Offering
AIV Investments, LLC			0	*	0	*

*

The Maximum Number of Shares Offered is comprised of: 43,213,508 shares being registered herein with respect to the Amended Equity and Financing Agreement. Assumes that all of the Purchase Shares held by the selling stockholder covered by this prospectus are sold and that the selling stockholder acquires no additional shares of common stock before the completion of this offering. However, as the selling stockholder can offer all, some, or none of their Purchase Shares, no definitive estimate can be given as to the number of Purchase Shares that the selling stockholders will ultimately offer or sell under this prospectus. Mark Grober exercises dispositive power over the shares. AIV maintains an office at 420 Jericho Turnpike, Suite 102, Jericho, NY 11753.

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PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of its shares of our common stock on OTC Pink or any other stock exchange, market officers existing as of the time of such repeal or modification trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or

●	a combination of any such methods of sale.

Additionally, broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions.

AIV is an underwriter within the meaning of the Securities Act with respect to the Purchase Shares, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. AIV has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholder. We will receive proceeds from the sale of our common stock to AIV under the AIV Purchase Agreement. Neither the AIV Purchase Agreement with AIV nor any rights of the parties under the AIV Purchase Agreement may be assigned or delegated to any other person.

The Purchase Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Purchase Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Purchase Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder

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BUSINESS

Corporate History and Organization

Artificial Intelligence Technology Solutions Inc. (the “Company,” “AITX,” “we,” “our,” or “us”) was incorporated in the State of Florida on March 25, 2010, under the name On the Move Systems Corp., and reincorporated in the State of Nevada on February 17, 2015. On August 24, 2018, the Company changed its name to Artificial Intelligence Technology Solutions Inc.

In 2017, the Company acquired all of the ownership and equity interests in Robotic Assistance Devices, Inc. (“RAD”), a Nevada corporation founded by Steven Reinharz, the Company’s current Chief Executive Officer and Chief Technology Officer (the “Acquisition”). Prior to the Acquisition, the Company’s operations consisted of an early-stage transportation services business that was disposed of in connection with the Acquisition. As a result, the Acquisition was accounted for as a reverse recapitalization effected through a share exchange, with RAD treated as the accounting acquirer. No goodwill or other intangible assets were recorded in connection with the Acquisition, and the historical operations reflected in our consolidated financial statements are those of RAD.

Since the Acquisition, the Company has been engaged in the development, deployment, and commercialization of artificial intelligence and robotic solutions for security, monitoring, and operational applications. Mr. Reinharz was appointed Chief Executive Officer on March 2, 2021.

As of the date of this Annual Report on Form 10-K, the Company conducts substantially all of its operations through five (5) wholly owned subsidiaries: Robotic Assistance Devices, Inc. (“RAD-I”); Robotic Assistance Devices Group, Inc. (“RAD-G”); Robotic Assistance Devices Mobile, Inc. (“RAD-M”); Robotic Assistance Devices Residential, Inc. (“RAD-R”); and Robotic Assistance Devices Lanka (PVT) Ltd. (“RAD Lanka”), a Sri Lanka entity holding Port City Colombo status that operates as a wholly owned subsidiary of RAD-G. The Company anticipates establishing an additional subsidiary, Robotic Assistance Devices Europe (“RAD Europe”), during fiscal 2027 to support growing business activity in the European Union and to serve as the Company’s cost center for Genera Data Protection Regulation (GDPR)-compliant services.

Business Overview

AITX is a vertically integrated developer and operator of artificial intelligence-driven security and operational automation solutions. The Company designs, manufactures, deploys, and supports a portfolio of stationary devices, mobile autonomous platforms, and software products powered by SARA™ (Speaking Autonomous Responsive Agent), our proprietary agentic AI platform. SARA enables our devices to perceive, decide, communicate, and act autonomously in real time, without continuous human intervention.

Substantially all of our revenue is generated through recurring monthly subscription contracts, typically with minimum twelve-month initial terms, under a Solutions-as-a-Service model in which the Company retains ownership of the deployed hardware. The Company also sells units outright to a limited number of legacy enterprise customers. We expect that, over the deployment life of a subscribed unit, gross margin will exceed 75%, and that gross margin on outright sales will exceed 50% based on average bill of materials costs over the past two years and related sales and dealer channel pricing that our market has appeared to accept.

Our customer base spans logistics, healthcare, commercial real estate, manufacturing, retail, education, government, and residential markets, and includes one Fortune Top 10 enterprise and several additional Fortune 500 enterprises. As of the date of this report, the Company has deployed approximately one thousand devices across the United States and Canada, and is in the early stages of European market entry.

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Industry Context and Long-Term Vision

Management views the physical security industry as being in the early stages of the most significant structural transformation in its history. The founder, Steve Reinharz, has written and spoken extensively and is a regular speaker about this transformation since company inception at industry association events hosted by the two industry leading organizations, SIA (Security Industry Organization) and ASIS (American Society for Industry Security). The industry has historically depended on human guard labor, passive video surveillance, and manually monitored alarm systems—a model substantially unchanged in its fundamentals for more than fifty years. That model is, in our view, is undergoing change driven by a variety of factors including increasing challenges with labor and the advent of AI solutions. Guard labor costs continue to rise faster than commercial security budgets; qualified personnel are increasingly difficult to recruit and retain; manual monitoring workflows cannot scale to the volume of cameras and sensors now deployed; and the response-time performance of human-mediated systems is incompatible with the speed at which modern threats develop.

Other industries—logistics, manufacturing, financial services, agriculture—have already passed through the corresponding transition from mechanized labor (the Third Industrial Revolution) to autonomous, AI-orchestrated workflows (commonly described as the Fourth Industrial Revolution, or Industry 4.0). The physical security industry, in management’s view, is now in the first phase of that same transition. AITX is positioned to be a primary participant in this shift, and a substantial portion of the Company’s strategy, capital allocation, and product roadmap is oriented around accelerating it.

Internally, the Company refers to the long-term outcome of this transition as “RAD Town”—a vision in which AITX’s portfolio operates as an integrated autonomous-security fabric across a campus, community, or jurisdiction. In a fully realized RAD Town deployment, ROAMEO mobile units conduct outdoor patrol; AVA manages vehicle access at gates and perimeters; TOM handles credentialed pedestrian and visitor access at building entries; stationary ROSA, RIO, and RAM units provide fixed-position coverage of high-value zones; RADCam protects residential and small-business endpoints; and SARA orchestrates all of it as a single agentic layer, escalating to human responders only when necessary. RAD Town is not a single named site or development; it is the design target around which our product roadmap, software architecture, and partnership strategy are organized.

We believe that the companies that capture the largest share of the value created by this transition will be those that combine proprietary hardware, proprietary AI, a broad partner ecosystem, and operational discipline. The Company’s strategy is built on each of these elements.

Operating Structure and Sales Channels

The Company is organized around four operating subsidiaries focused on commercial product sales and one development and licensing subsidiary. For purposes of management reporting and strategic capital allocation, we view our commercial activity as proceeding along three principal sales avenues: (i) the stationary product portfolio operated through RAD-I; (ii) the mobile autonomous platform operated through RAD-M; and (iii) the agentic AI platform and ecosystem partnerships operated through RAD-G. RAD-R operates a residential product line that is currently a smaller component of consolidated revenue and is discussed separately below.

Management believes that RAD-I, on a standalone basis (based on direct expenses for only stationary solutions and therefore stripped of any expense not related to stationary solutions and its development), has achieved a point at which its recurring revenue and gross margin could support positive cash flow operations     today. The Company has elected to continue investing materially in RAD-M and RAD-G because we believe those investments will produce substantially larger long-term revenue and enterprise value than would be achievable from RAD-I alone. The Company’s consolidated results therefore continue to reflect the costs of those investments, specifically in mobile, residential and agentic solutions. This positioning reflects management’s view based on internal segment-level analysis; the Company does not separately publish audited standalone financial statements for individual subsidiaries.

RAD-I: Stationary Solutions

Robotic Assistance Devices, Inc. (“RAD-I”) operates the Company’s stationary product portfolio. RAD-I is the largest revenue contributor within the consolidated group, and its product line represents the most mature, most deployed, and most operationally proven elements of our portfolio. RAD-I’s solutions are typically deployed at fixed locations—building entries, gates, perimeters, parking facilities, and interior chokepoints—and are delivered as recurring subscription services.

RAD-I’s current product portfolio includes the following solutions, each of which is integrated with the Company’s SARA agentic AI platform:

ROSA™ (Responsive Observation Security Agent)

ROSA is a compact, self-contained stationary security device combining visual analytics, two-way audio engagement, and AI-driven escalation. ROSA is the Company’s most widely deployed solution and serves as the foundation for several other products in the portfolio. ROSA is used for perimeter and entry-point monitoring, loitering and trespass deterrence, firearm detection, and a range of related applications, and replaces or substantially reduces the need for guard services at protected locations.

RIO™ (ROSA Independent Observatory)

RIO is a portable, solar-powered security tower comprising one or two ROSA devices mounted atop a solar trailer assembly. RIO is designed for rapid deployment in environments where permanent infrastructure is impractical, including construction sites, retail parking lots, healthcare campuses, distribution yards, public events, and temporary high-risk locations. Hundreds of RIO units are actively deployed across the United States.

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AVA™ (Autonomous Verified Access)

AVA is a vehicle gate access management solution combining license plate recognition, two-way voice interaction, and cloud-based authorization. AVA is deployed at logistics hubs, gated communities, corporate and industrial campuses, and multi-tenant commercial properties. AVA is sold both as a standalone subscription and as a component of a broader access platform that includes the Homeowners Association Platform (“HOAP”), a digital pass and visitor management application used by residential communities.

TOM™ (The Office Manager)

TOM automates visitor management and front-desk functions at credentialed pedestrian access points. TOM is deployed across corporate campuses, multi-tenant commercial facilities, government buildings, and educational institutions. One of the world’s largest third-party logistics providers uses TOM to manage visitor intake across its North American distribution network.

ROSS™ and RAM™ (Camera Augmentation Software and Hardware)

ROSS is a software platform that adds AI-driven analytics, escalation workflows, and SARA-enabled response to existing third-party IP security cameras. RAM is a complementary hardware module that adds two-way audio, voice interaction, and ROSA-equivalent SARA functionality to third-party cameras. ROSS and RAM enable customers to modernize their existing camera infrastructure without full hardware replacement and provide a low-friction path to broader RAD ecosystem adoption.

Firearm Detection Analytic

The Company’s firearm detection analytic identifies visible handguns and long guns in real time and is available across RAD-I devices and through the ROSS platform. When integrated with SARA, the analytic produces autonomous escalation, voice intervention, administrator notification, and first-responder outreach within seconds of detection. The analytic received the American Security Today ASTORS award for Best Metal/Weapons Detection Solution.

Forthcoming Stationary Solutions

The Company expects to introduce additional stationary solutions during fiscal year 2027. These products are in active development and are intended to expand RAD-I’s coverage of indoor environments, specialized vertical markets, and high-volume credentialed-access workflows. The Company will provide additional disclosure regarding specific forthcoming products through press releases and subsequent periodic filings as they progress to commercial release.

RAD-M: Mobile Autonomous Solutions

Robotic Assistance Devices Mobile, Inc. (“RAD-M”) operates the Company’s mobile autonomous platform business. RAD-M is the second of the Company’s three primary sales avenues and is the principal area in which the Company has invested development capital over the past several fiscal years.

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ROAMEO™ (Rugged Observation Assistance Mobile Electronic Officer)

ROAMEO is a fully autonomous, outdoor mobile security vehicle designed to conduct routine patrol operations across corporate campuses, distribution yards, parking facilities, educational and healthcare campuses, municipal parks, and similar large outdoor environments. ROAMEO operates without on-site human pilots, relying on the Company’s autonomous navigation stack, on-board sensor suite, cellular and 5G connectivity, and full integration with the SARA agentic AI platform. ROAMEO is designed to detect, assess, communicate, escalate, and report autonomously, and to replace or substantially reduce the cost of mobile guard patrols conducted in vehicles or on foot.

Development Investment and Deployment Status

Management estimates that the Company has spent approximately $20 million in the cumulative development of the ROAMEO platform across fiscal years preceding the fiscal year covered by this report. This estimate includes cash research and development expenditures, engineering costs, allocated executive and indirect labor, and other indirect costs reasonably attributable to the ROAMEO program. The Company does not separately report segment-level research and development on this basis in its audited consolidated financial statements; the $20 million figure reflects management’s internal allocation and view and is provided here to give investors a directionally accurate sense of the scale of investment that has been made.

Following the additional engineering, manufacturing, and integration work conducted during the fiscal year ended February 28, 2026, the Company commenced commercial deployment and recurring billing on two ROAMEO units in May 2026. Initial deployments are at two enterprise customer sites: a major logistics operator (previously disclosed by press release) and a healthcare group. The Company has additional pre-sold units in its order pipeline and is actively expanding its ROAMEO production capacity to meet demand.

RAD-M Financial Expectations

Management has significant expectations for the RAD-M business. Each ROAMEO deployment is structured as a recurring monthly subscription at a substantially higher monthly price point than the Company’s stationary products, and the addressable market for outdoor autonomous patrol is large relative to the Company’s current revenue base . Management expects that, based on the current sales pipeline and assuming successful execution of the ROAMEO production ramp, RAD-M will surpass RAD-I’s monthly recurring revenue contribution at some point as management believes the mobile business has a higher revenue ceiling than stationary solutions. This is a forward-looking statement; actual results may differ materially, and the timing and magnitude of RAD-M’s revenue contribution will depend on a range of factors including production capacity, customer adoption, and the operational performance of deployed units. See “Cautionary Statement Regarding Forward-Looking Information” at the front of this report.

RAD-G: Agentic AI and Platform Partnerships

Robotic Assistance Devices Group, Inc. (“RAD-G”) operates the Company’s agentic AI development and platform business. RAD-G holds, develops, and commercializes the SARA platform and related AI assets, and is the operating home of the Company’s partnership and ecosystem strategy. RAD Lanka, the Company’s Sri Lanka subsidiary, operates as a wholly owned subsidiary of RAD-G.

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SARA™ (Speaking Autonomous Responsive Agent)

SARA is the Company’s proprietary agentic AI platform. SARA combines large language model architecture, situational logic, voice interaction, and autonomous action to enable RAD devices—and, increasingly, third-party devices and platforms—to engage with and respond to security situations in real time. SARA is embedded in substantially all of the Company’s deployed devices and is the foundational asset around which RAD-G’s commercial activity is organized.

SARA received Judges’ Choice and Best in Threat Detection and Response Solutions honors in the Security Industry Association New Product Showcase at ISC West 2025. In 2026, SARA was again recognized at ISC West in connection with the Company’s integration partnership with Immix, the leading central station monitoring software platform.

Platform Partnership Strategy

The Company’s long-term view is that the value of an agentic AI platform in physical security is determined principally by the breadth of devices, monitoring platforms, dealers, and end users with which it integrates. RAD-G is therefore organized around expanding the SARA ecosystem along five categories of relationship:

●	Monitoring platforms and central stations. The Company’s integration with Immix, announced and recognized during fiscal 2026, is intended as a model for embedding SARA into the platforms that already sit at the center of the remote video monitoring industry. Management views this category as the highest-leverage opportunity for SARA adoption.

●	Third-party hardware manufacturers. SARA’s commercial value increases with every additional camera, sensor, and access control device it can operate. The Company is actively pursuing licensing and integration arrangements with hardware vendors across the security industry.

●	Dealers and integrators. As of the date of this report, the Company’s authorized dealer network has grown to over one hundred dealers across the United States, Canada, and the European Union. The dealer channel is one of the Company’s primary growth engines, and RAD-G supports the channel with SARA-enabled product positioning and joint sales materials.

●	Enterprise and Fortune 500 end users. The Company’s existing enterprise customer base serves as both a revenue base and a credibility base for SARA adoption. Deepening relationships within existing accounts and converting reference deployments into category-defining case studies is a continuing priority.

●	Insurance, regulatory, and policy stakeholders. As AI-orchestrated security response becomes a more substantial component of the physical security industry, insurance carriers, municipal regulators, and standards bodies will increasingly shape the operating environment. The Company participates in industry policy efforts, including through Mr. Reinharz’s role on the Board of the Security Industry Association and his chairmanship of its Autonomous Working Group.

RAD-G Sales Funnel and Expectations

RAD-G, based on its developing ‘SARA’ solution, has generated substantial industry interest and a relatively substantial sales funnel. The solution has won two Security Industry Association (SIA) awards and Steve Reinharz has been asked several times to speak to various groups and industries about it. This, combined with various partner relationships, incoming interest, outbound prospect generation and other sales activities have created a substantial RAD G sales funnel in management’s view for an early-stage AI platform business. Management has high expectations for substantial revenue generation in this subsidiary. This is a forward-looking statement and actual results may differ materially.

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RAD-R: Residential Solutions

Robotic Assistance Devices Residential, Inc. (“RAD-R”) operates the Company’s residential security product business, principally through the RADCam™ product line. RADCam is an AI-powered, voice-enabled security camera designed for homeowners, property managers, and small businesses, and is differentiated from typical residential security cameras by its real-time conversational engagement capability, supported by SARA in an “SOS” configuration.

RAD-R’s financial performance during fiscal 2026 was substantially below Company’s expectations. The principal cause was the structural difference between business-to-business (“B2B”) and business-to-consumer (“B2C”) go-to-market economics. The Company’s core operating expertise, sales channel, and customer acquisition model are built around B2B sale cycles. The B2C residential market requires a substantially higher level of consumer marketing spend than the Company was prepared to commit during fiscal 2026, given competing capital priorities. The business generated an immaterial amount to consolidated revenue.

Notwithstanding the financial result, management continues to view RADCam as a superior product to comparable solutions available in the residential security camera market. The Company has no immediate plans to discontinue service to existing RADCam subscribers or to remove the product from sale. RADCam continues to be available for purchase through radcam.ai, Amazon, and other retail outlets.

The Company has modified the Residential software so that it can be deployed through RAD-I into the small-and-medium business and enterprise markets and be compatible with RAD’s primary solution RADSoC™.

Sales, Channels, and Customers

The Company sells through three principal channels: direct enterprise sales, an authorized dealer network, and online retail (in the case of RADCam). The direct enterprise sales team is led by a Senior Vice President of Sales with multiple direct reports and is supplemented by the President of RAD and the Company’s Chief Executive Officer in larger and more strategic accounts. The dealer network, which has grown to over one hundred authorized dealers across the United States, Canada, and the European Union, addresses small and middle-market accounts and provides geographic reach that direct enterprise sales cannot economically cover.

The Company’s end-user base spans a broad cross-section of industries. Sales pipeline and deployment activity during fiscal 2026 was concentrated in logistics and distribution, healthcare, commercial real estate, manufacturing, retail, education, government, and residential community markets.

Management has identified that the conversion rate of qualified sales opportunities to deployed clients—which historically lagged behind expectations—improved during fiscal 2026, principally as a result of (i) the maturity of the Gen 4 hardware platform, (ii) the broader integration of SARA across the portfolio, (iii) a growing set of reference deployments and case studies, and (iv) targeted investment in dealer enablement. The Company continues to focus on this conversion rate as a primary operational metric.

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Manufacturing and Supply Chain

The Company performs final assembly, system integration, software loading, and quality assurance for its hardware products at its facility in Ferndale, Michigan. Sub-component manufacturing, including machined metal and plastic components, printed circuit boards, and selected sub-assemblies, is sourced from a network of domestic and international suppliers. The Company works to, when reasonable, maintain redundant suppliers for substantially all critical components and has structured its supply chain to mitigate concentration risk.

Hardware gross margins to date have been produced under small-batch production conditions. Management expects margin expansion over time as production volumes increase and as the Company captures economies of scale, particularly in connection with the ROAMEO production ramp and additional stationary product introductions.

Intellectual Property

All hardware designs, software, firmware, AI models, and supporting platforms used in the Company’s products are designed, developed, and owned by the Company and its subsidiaries. RAD-I owns the principal intellectual property associated with the Company’s stationary product platform, including the RAD Service Organization Control (SoC) command and control software, the RAD Mobile SoC , the RADGuard application, and the related operating architecture. RAD-G owns the SARA platform and the underlying agentic AI assets. RAD-M owns the autonomous navigation, fleet management, and ROAMEO-specific platform technology.

The Company relies on a combination of trade secret protection, confidentiality and invention-assignment agreements with employees and contractors, copyright, and trademark protection to protect its intellectual property. The Company holds registered trademarks on its principal product names. The Company does not currently rely materially on patent protection.

Competition

The Company competes across three distinct but related markets: traditional guard services and manned monitoring; legacy passive security hardware (cameras, access control devices, alarm systems); and an emerging set of AI-driven security technology companies. Traditional guard and monitoring service providers compete on price and incumbency but are structurally disadvantaged by labor cost inflation and labor availability constraints. Legacy hardware vendors compete on installed base and channel breadth but typically lack agentic AI capability and recurring software economics. AI-native security technology companies, including a small number of autonomous robotics competitors, compete on technology positioning, but most lack the integrated hardware-plus-software-plus-AI delivery model that the Company has developed.

Management believes the Company’s principal competitive advantages are: (i) the integration of proprietary hardware, software, and the SARA agentic AI platform under common ownership and development; (ii) a broad deployed installed base and the operational learning derived from it; (iii) a recurring-revenue business model that aligns the Company with customer success; (iv) a growing dealer and integration partner ecosystem; and (v) the demonstrated ability to bring complex hardware products from concept to commercial deployment, as evidenced by the ROAMEO program.

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Human Capital and Culture

As of the date of this report, the Company has approximately 135 team members across the United States, Canada, the United Kingdom, and Asia, including Sri Lanka. The Company’s Sri Lanka operations are conducted through RAD Lanka, which holds Port City Colombo special economic zone status, providing tax efficiency and access to a cost-effective, educated technical workforce. None of the Company’s employees are represented by a union, and management considers employee relations to be excellent.

The Company has built its culture around the principles of emotional intelligence, accountability, and ownership. Self-awareness, composure, internal motivation, empathy, and social skill are deliberately weighted in the hiring process. Team members are expected to operate with multidisciplinary capability and to adjust scope and focus as the business requires. This culture is, in management’s view, a meaningful operational asset: it allows the Company to move faster than competitors of comparable size, to absorb the inevitable setbacks of a hardware-and-AI development business, and to retain experienced team members through periods of capital constraint.

The Company’s leadership team includes deep experience in security operations, robotics engineering, software development, artificial intelligence, sales, and capital markets. Mr. Reinharz serves on the Board of the Security Industry Association and chairs its Autonomous Working Group, and is a frequent speaker and panelist at industry conferences including ISC West and GSX.

Cybersecurity and Compliance

The Company achieved SOC 2 Type 2 status in February 2025 and has maintained SOC 2 Type 2 through annual audits. The Company has also achieved additional cybersecurity certifications appropriate to its enterprise and government customer base. SOC 2 Type 2 status is a benchmark standard, and in many cases a procurement requirement, for enterprise and government software and security purchases, and the Company’s achievement and maintenance of this status reflects management’s ongoing commitment to data protection and operational integrity. Additional disclosure regarding the Company’s cybersecurity program is provided under Item 1C of this report.

Available Information

The Company’s principal corporate website is www.aitx.ai. Information regarding the Company’s subsidiaries and products is also available at www.radsecurity.com (RAD-I), www.radm.ai (RAD-M), www.radgroup.ai (RAD-G), www.radresidential.ai (RAD-R), and www.radcam.ai (RADCam consumer information). The Company makes available, free of charge through its website and through the SEC’s EDGAR system at www.sec.gov, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission.

References to the Company’s websites in this report are provided for convenience and information only; the content of those websites is not incorporated by reference into this report.

Press Announcements

During the fiscal year, the Company issued over 100 press releases, the vast majority of them being sales announcements and new authorized dealers being signed. Public events, conferences, awards and new product announcements were also publicized via press releases. All Company press releases can be found here: AITX News - AITX - Artificial Intelligence Technology Solutions

Legal Proceedings

See Item 3 - Legal Proceedings.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

Our common stock trades on the OTC Pink under the symbol “AITX”.

Holders

As of June 8, 2026, there were approximately 43 holders of our common stock, not including shares held in “street name” in brokerage accounts, which are unknown.

Dividends

We have not declared or paid any cash dividends on its common stock and does not anticipate paying dividends for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those financial statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Forward-Looking Statements and Business sections in this report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

AITX was incorporated in Florida on March 25, 2010. AITX reincorporated into Nevada on February 17, 2015. AITX’ fiscal year end is February 28 (February 29 during leap year). AITX is located at 10800 Galaxie Ave, Ferndale Michigan, 48220, and our telephone number is 877-767-6268.

Results of Operations

The following table shows our results of operations for the years ended February 28, 2026 and February 28, 2025. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	Period
	Year Ended	Year Ended	Change
	February 28, 2026	February 28, 2025	Dollars	Percentage

Revenues	$7,745,336	$6,130,886	$1,614,450	26%
Gross profit	5,533,700	3,744,564	1,789,136	48%
Operating expenses	17,477,097	17,691,437	(214,340)	(1)%
Loss from operations	(11,943,397)	(13,946,873)	2,003,476	14%
Other income (expense), net	(2,566,854)	(4,988,719)	2,421,865	49%
Net loss	$(14,510,251)	$(18,935,592)	$4,425,341	23%

The following table presents revenues from contracts with customers disaggregated by product/service:

	Year Ended	Year Ended	Change
	February 28, 2026	February 28, 2025	Dollars	Percentage
Device rental activities	$6,920,336	$5,050,255	$1,870,081	37%
Direct sales of goods and services	825,000	1,080,631	(255,631)	(24)%
	$7,745,336	$6,130,886	$1,614,450	26%

Revenue

Total revenue for the year ended February 28, 2026, was $7,745,336, which represented an increase of $1,614,450 or 26% compared to total revenue of $6,130,886 for the year ended February 28, 2025. Rental activities increased by $1,870,081 or 37%, as the Company continues to grow its product line and customer base. Direct sales were $255,631 or 24% lower than the prior year because most customers chose the Company’s rental model.

Gross profit

Total gross profit for the year ended February 28, 2026 was $5,533,700, which represented an increase of $1,789,136, compared to total gross profit of $3,744,564 for the year ended February 28, 2025. The increase is a result of the increase in revenues above, and gross profit % which was 71% for the year ended February 28, 2026 was 61% for the prior year. The gross profit % increased as the increase in higher margin rental activities in the product mix, and overhead being allocated over a higher sales base.

Operating expenses

Operating expenses for the years ended February 28, 2026 and February 28, 2025 comprised of the following:

	Period		Change
	Year Ended February 28, 2026	Year Ended February 28, 2025	Dollars	Percentage

Research and development	$4,128,155	$3,462,558	$665,597	19%
General and administrative	12,933,696	13,559,009	(625,313)	(5)%
Depreciation and amortization	141,051	429,139	(288,088)	(67)%
Operating lease cost and rent	251,883	240,731	11,152	5%
Loss on disposal of fixed assets	22,312	-	22,312	-%
Operating expenses	$17,477,097	$17,691,437	$(214,340)	(1)%

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Our operating expenses were comprised of general and administrative expenses, research and development, depreciation and amortization, operating lease and rent and a loss on disposal of fixed assets. General and administrative expenses consisted primarily of professional services, automobile expenses, advertising, salaries and wages, travel expenses and rent. Our operating expenses during the years ended February 28, 2026 and February 28, 2025 were $17,477,097 and $17,691,437, respectively. The overall $214,340 decrease in operating expenses was primarily attributable to the following changes in operating expenses:

●	Research and development expenses increased by $665,597 as the Company continued to focus on current product development , new software solutions and improvements.

●	General and administrative expenses decreased by $625,313 primarily due to the following changes:

Following is a summary of account decreases:

—	For the year ended February 28, 2026 stock based compensation to CEO in equity awards was $1,500,000 with a charge of $315,848 for the Employee Stock Option Plan (ESOP) all totaling $1,815,848 compared with stock based compensation to CEO in equity awards was $$1,500,000 and a charge of $331,685 for the ESOP all totaling $$1,831,685 for the year ended February 28, 2025. This represents an decrease of $15,837 in stock based compensation. The stock based compensation for the CEO is payable in Series G and has been deferred until after a year.

—	Wages, salaries and payroll levies for the CEO decreased by $1,388,989 which is explained by a $1,500,000 decrease in discretionary bonus charged, all of which was deferred compensation offset by a $100,000 increase in base salary increased and an $11,011 increase in payroll levies.

—	Professional fees decreased by $125,716 due to lower legal fees because of litigation in the prior year that has been resolved with no litigation in the current year.

These decreases are partially offset by the following increases:

—	Wages, salaries and payroll levies for the staff increased by $91,609 due to staff increases (2).

—	Commissions increased by $198,781 due to higher revenues.

—	Office expense increased by $184,084 due to an increase in computer software purchases.

—	Insurance costs increased by $100,670 due to higher general and liability insurance costs.

—	Travel increased by $76,119 due to more overseas travel to explore and find lower cost suppliers.

—	RMC costs l increased by $79,102 due to higher revenues.

—	Marketing costs increased by $51,449 to promote new products.

—	Dues and subscriptions increased by $28,180 for new software subscriptions.

—	Bad debts expense increased by $54,723.

—	The remaining increases and offsetting decreases were distributed amongst other general and administrative accounts.

●	Operating lease cost and rent increased by $11,152. These are due to new short -term leases in the current year.

●	Depreciation and amortization decreased by $288,088 due to a change in allocation , based on experience for revenue earning devices used.

●	Loss on disposal of fixed assets was $22,312 in the current year as older equipment was disposed of.

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Other income (expense)

Other income (expense) consisted of interest expense and gain on settlement of debt. Other income (expense) during the years ended February 28, 2026 and February 28, 2025, was ($2,566,854) and ($4,988,719), respectively.

The change in other income (expense) was due to the following:

●	Interest expense increased by $544,558 due to the following : Amortization of debt discounts increased by $264,835, and for the year ended February 28, 2026 was $536,070 compared with $271,235 for the year ended February 28, 2025. This increase was due to the amortization of new note discounts.. Interest expense was $4,147,535 for the year ended February 28, 2026, compared with $4,188,866 for the year ended February 28, 2025. This $41,331 decrease was due to the settlement of a $3.7 million loan which offset new interest on new loans. Deferred variable payment obligation (DVPO) expense was $1,260,469 for the year ended February 28, 2026, compared with $996,881 for the year ended February 28, 2025. This $263,588 increase was a result of the increase in revenues.

●	Gain on settlement of debt increased by $2,999,423 to a gain on settlement of a $3.7 million loan offset by a loss on settlement of accrued interest during the current year.

The Company’s loss from operations for the year ended February 28, 2026 was $11,943,397 which represented a decrease in loss of $2,003,476 compared to a loss of $13,946,873 for the year ended February 28, 2025. The higher revenues and gross profit in 2026 along with the decrease in operating expenses contributed to this change. Note that the Company had a net loss of $14,510,251 for the year ended February 28, 2026, as compared to net loss of $18,935,592 for the year ended February 28, 2025. This $4,425,341 change is mostly attributable to the lower loss from operations and gain on settlement of debt.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

For the year ended February 28, 2026, the Company had negative cash flow from operating activities of $9,344,534. As of February 28, 2026 the Company has an accumulated deficit of $171,121,742 and negative working capital of $17,017,745. Management does not anticipate having positive cash flow from operations in the near future. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the issuance of these financial statements.

The Company does not have the resources at this time to repay all its credit and debt obligations, make any payments in the form of dividends to its shareholders or fully implement its business plan. Without additional capital, the Company will not be able to remain in business. At the same time management points to its successful history with maintaining Company operations and reminds all with reasonable confidence this will continue. Management has plans to address the Company’s financial situation as follows:

Management is committed to raise either non-dilutive funds or minimally dilutive funds. There is no assurance that these funds will be able to be raised nor can we provide assurance that these possible raises may not have dilutive effects. In May 2026, the Company entered into an equity financing agreement whereby an investor will purchase up to $10,000,000 of the Company’s common stock at a discount over a two-year period. There remains approximately $10 million left to issue under this arrangement. Management believes that it has the necessary support to continue operations by continuing its funding methods in the following ways : growing revenues ,through equity proceeds, and issuing debt.

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Capital Resources

The following table summarizes total current assets, liabilities and working capital for the period indicated:

	February 28, 2026	February 28, 2025

Current assets	$2,935,003	$5,028,543
Current liabilities	19,952,748	7,576,681
Working capital	$(17,017,745)	$(2,548,138)

As of February 28, 2026 and February 28, 2025, we had a cash balance of $109,043 and $865,975, respectively.

Summary of Cash Flows

	Year Ended February 28, 2026	Year Ended February 28, 2025

Net cash used in operating activities	$(9,344,534)	$(12,196,388)
Net cash provided by (used in) investing activities	$(12,861)	$(79,965)
Net cash provided by financing activities	$8,600,463	$13,036,402

Net cash used in operating activities for the year ended February 28, 2026 was $9,344,534, which included a net loss of $14,510,251, non-cash activity such as the gain on settlement of debt of $3,434,685, amortization of debt discount of $536,078, penalty added to the face value of loan of $24,510, stock based compensation of $1,815,848, reduction in right of use asset $141,217, accretion of lease liability $103,956, increase in related party accrued payroll and interest $132,268, inventory recovery of ($290,000), loss on disposal of revenue earning devices and fixed assets of $93,249, bad debts expense $138,405, depreciation and amortization of $2,122,730 and change in operating assets and liabilities of $3,782,141.

Net cash provided by (used in) investing activities.

Net cash used in investing activities for the year ended February 28, 2026 was $12,861. This consisted of the purchase of fixed assets of ($10,863), purchase of trademarks of ($1,998).

Net cash provided by (used in) financing activities.

Net cash provided by financing activities was $8,600,463 for the year ended February 28, 2026. This consisted of share proceeds net of issuance costs of $5,219,853, and proceeds from loans payable $4.808,171 offset by repayments of loans payable of $1,302,561 and redemption of Series C Preferred Shares of ($125,000).

Off-Balance Sheet Arrangements

We do not have any outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency forward contracts. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Significant Accounting Policies

Use of Estimates

In order to prepare financial statements in conformity with accounting principles generally accepted in the United States, management must make estimates, judgements and assumptions that affect the amounts reported in the financial statements and determine whether contingent assets and liabilities, if any, are disclosed in the financial statements. The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from resolution currently anticipated by management and on which the financial statements are based. The most significant estimates included in these consolidated financial statements are those associated with the assumptions used to value equity instruments used in debt settlements, amendments and extensions.

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Revenue Earning Devices

Revenue earning devices are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful life of 48 months. The Company continually evaluates revenue earning devices to determine whether events or changes in circumstances have occurred that may warrant revision of the estimated useful life or whether the devices should be evaluated for possible impairment. The Company uses a combination of the undiscounted cash flows and market approaches in assessing whether an asset has been impaired. The Company measures impairment losses based upon the amount by which the carrying amount of the asset exceeds the fair value.

Fixed Assets

Fixed assets are stated at cost. Depreciation is provided on the straight-line method based on the estimated useful lives of the respective assets which range from three to five years. Major repairs or improvements are capitalized. Minor replacements and maintenance and repairs which do not improve or extend asset lives are expensed currently.

Computer equipment	3 years
Furniture and fixtures	3 years
Office equipment	4 years
Warehouse equipment	5 years
Demo Devices	4 years
Vehicles	3 years
Leasehold improvements	5 years, the life of the lease

The Company periodically evaluates the fair value of fixed assets whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable. Upon retirement or other disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is recognized in income.

Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by Management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life or written off if a product is abandoned. At February 28, 2026 and February 28, 2025, the Company had no deferred development costs.

Sales of Future Revenues

The Company has entered into transactions, as more fully described in footnote 11, in which it has received funding from investors in exchange for which it will make payments to those investors based on the level of sales of certain revenue categories, generally based on a percentage of sales for those certain revenues. The Company determines whether these agreements constitute sales of future revenues or are in substance debt based on the facts and circumstances of each agreement, with the following primary criteria determinative of whether the agreement constitutes a sale of future revenues or debt:

●	Does the agreement purport, in substance, to be a sale
●	Does the Company have continuing involvement in the generation of cash flows due the investor
●	Is the transaction cancellable by either party through payment of a lump sum or other transfer of assets
●	Is the investors rate of return implicitly limited by the terms of the agreement
●	Does the Company’s revenue for a reporting period underlying the agreement have only a minimal impact on the investor’s rate of return
●	Does the investor have recourse relating to payments due

In the event a transaction is determined to be a sale of future revenues, it is recorded as deferred revenue and amortized using the sum-of-the-revenue method. In the event a transaction is determined to be debt, it is recorded as debt and amortized using the effective interest method. As of the date of these financial statements, the Company has determined that all such agreements are debt.

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Revenue Recognition

ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, supersedes the revenue recognition requirements and industry specific guidance under Revenue Recognition (Topic 605). Topic 606 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. Topic 606 defines a five-step process that must be evaluated and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

Distinguishing Liabilities from Equity

The Company relies on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e. at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity.

Our CEO and Chairman holds sufficient shares of the Company’s voting stock that give sufficient voting rights under the articles of incorporation and bylaws of the Company such that the CEO and Chairman can at any time unilaterally vote to increase the number of authorized shares of common stock of the Company without the need to call a general meeting of common shareholders of the Company

Initial Measurement

The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement – Financial Instruments Classified as Liabilities

The Company records the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of its financial instruments classified as liabilities are recorded as other income (expenses).

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”) provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

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The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

●	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 – Inputs that are unobservable for the asset or liability.

Measured on a Recurring Basis

The following table presents information about our liabilities measured at fair value on a recurring basis, aggregated by the level in the fair value hierarchy within which those measurements fell:

	Amount at	Fair Value Measurement Using
	Fair Value	Level 1	Level 2	Level 3
February 28, 2026
Assets
Investment at cost	$100,000	$50,000	$—	$50,000
Liabilities
Incentive compensation plan payable – revaluation of equity awards payable in Series G shares	$5,500,000	$—	$—	$5,500,000

February 28, 2025
Liabilities
Incentive compensation plan payable – revaluation of equity awards payable in Series G shares	$4,000,000	$—	$—	$4,000,000

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses and advances, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Earnings (Loss) per Share

Basic earnings (loss) per share (“EPS”) is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS give effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used to determine the number of shares assumed to be purchased from the exercise of stock options and/or warrants. Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive.

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed in a manner similar to the basic loss per share, except the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of convertible debt and other such convertible instruments. Diluted loss per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this report. Our directors serve for one year and until their successors are elected and qualified. Our officers are elected by the board of directors to a term of one year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

Name	Age	Position
Steven Reinharz (1)	50	Chief Executive Officer, Secretary and Director (2)
Anthony Brenz	64	Chief Financial Officer

(1)	Director as of March 2, 2021
(2)	All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Biographical information concerning our director and executive officers listed above is set forth below.

Steven Reinharz. RAD was founded by Mr. Reinharz in July of 2016, and he has been continuously employed by RAD and its affiliated companies since that time. He is the holder of a majority of our capital stock. Mr. Reinharz has served as a member of the Board of Directors since March 2, 2021 and as our Chief Executive Officer, Chief Financial Officer, and Secretary of the Company since March 2, 2021 and resigned as our Chief Financial Officer as of April 26, 2021 upon Anthony Brenz’s appointment as our Chief Financial Officer. As our Chief Executive Officer and President of RAD, Mr. Reinharz leverages his extensive knowledge and interest in robotics and artificial intelligence to design and develop robotic solutions that increase business efficiency and deliver immediate and impressive cost savings. Mr. Reinharz is an active voice in both the security and artificial intelligence industries. He started and ran his own security integration company from the age of 24 to 31, becoming one of California’s leading system integrators. Mr. Reinharz later was part of a team that successfully sold an integrator to a global security firm for $42 million and has held various other security industry roles. Mr. Reinharz speaks and contributes to panels at ISC East and West, and ASIS. Mr. Reinharz is a leading member of several industry association committees, mostly through the Security Industry Association. Mr. Reinharz has called Orange County, California home since 1995, having grown up in Montreal and Toronto. He earned a dual Bachelor of Science degree in Political Science and Commercial Studies.

Anthony Brenz was appointed as our Chief Financial Officer on April 26, 2021. He is an accomplished senior financial and operational executive for over 20 years of experience in finance and operations, including corporate strategy, procurement and supply chain, human resources, and customer service. From April 2018 to December 2020, Anthony Brenz was the Vice President/Director Finance of AirBoss Flexible Products Company. From September 2014 to April 2018, he was the Chief Financial Officer/Vice President of Finance of Thomson Aerospace and Defense (a Parker Meggitt Company). From August 2012 to September 2014, he was the Vice President/Director of Finance of M B Aerospace US Holdings, Inc. Anthony Brenz received a Bachelor of Accountancy from Walsh College in Troy Michigan in 1989 and has been licensed as a Certified Public Accountant in Michigan since 1989.

There are no family relationships between any of the executive officers and directors.

Board Committees and Director Independence

Mr. Reinharz serves as director, and we do not have a separately designated audit committee, compensation committee or nominating and corporate governance committee. The functions of those committees are being undertaken by our directors. Since we do not have any independent directors and have only two directors, our directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

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We currently have an employee director, Mr. Reinharz, but no independent directors, as such term is defined in the listing standards of The NASDAQ Stock Market, and we do not anticipate appointing additional directors in the near future.

Our directors are not “audit committee financial experts” within the meaning of Item 401(e) of Regulation S-K. As with most small, early stage companies, until such time that the Company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officer’s insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

Procedures for Nominating Directors

There have been no material changes to the procedures by which security holders may recommend nominees to the Board since the most recently completed fiscal quarter. We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies, as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Director Qualifications

Mr. Steve Reinharz is our sole director and was appointed on March 2, 2021. He is the founder of our operating company, Robotoc Assistance Devices, Inc.

Code of Ethics and Business Conduct

We have adopted a code of ethics meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely, and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of violations; and provide accountability for adherence to the provisions of the code of ethics.

Director Compensation

We reimburse our directors for all reasonable ordinary and necessary business-related expenses, but we did not pay any other director’s fees or any other cash compensation for services rendered as a director during the years ended February 28, 2026 and February 28, 2025 to any of the individuals serving on our Board during that period.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, or written representations that no other reports were required, and to the best of our knowledge, we believe that all of our officers, directors, and owners of 10% or more of our common stock filed all required Forms 3, 4, and 5.

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EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years for Mr. Reinharz, our President and Chief Executive Officer, Anthony Brenz, our Chief Financial Officer and Garret Parsons our former President, Chief Executive Officer and Chief Financial Officer.

The following table summarizes all compensation recorded by us in the past two fiscal years for Mr. Reinharz, our President and Chief Executive Officer, Anthony Brenz, our Chief Financial Officer and Garret Parsons our former President, Chief Executive Officer and Chief Financial Officer.

2026 AND 2025 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary or Fees ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven Reinharz	2026	420,000	—	1,500,000	—	—	1,000,000	—	2,920,000
Chief Executive Officer, Chief Financial Officer, Secretary (1)	2025	320,000	836,167	1,500,000	—	—	1,663,833	—	4,320,000

Anthony Brenz	2026	211,865	—	—	—	—	—	1,200	213,055
Chief Financial Officer (1)	2025	200,408	1,000	—	17,975	—	—	1,200	208,988

(1)	Steven Reinharz was appointed Chief Executive Officer, Chief Financial Officer and Secretary on March 2, 2021.Mr.Reinharz ceased being Chief Financial Officer on June 24, 2021 and on that date appointed Anthony Brenz as Chief Financial Officer

(2)	Stock awards are payable in Series G and are included in long term liabilities as they will not be paid out in the current year.

Employment Agreements

On April 9, 2021 Mr. Reinharz entered into an employment agreement with the Company in connection with his service as Chief Executive Officer. The agreement began on April 9, 2021 and has a three-year term, renewable thereafter on an annual basis if neither party files a notice of termination 90 days prior to the term renewal date. The agreement provides for compensation of $240,000 base salary (to be reviewed annually by the Board of Directors) and bonuses to be granted at the discretion of the Board of Directors. The salary for the fiscal year ended February 28, 2026 was $420,000.

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Outstanding Equity Awards at 2026 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for Mr. Brenz, our sole executive officers outstanding as of February 28, 2026:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anthony Brenz	0	0	45,000	$2.00	Sept. 1, 2027	45,000	$12,825	0	0
Anthony Brenz	0	0	100,000	$2.00	Sept. 1, 2028	100,000	$28,500	0	0

On April 14, 2021, the Shareholders of Series E Preferred Stock and the Board of Directors of our Company (“Board”) approved and adopted the 2021 Incentive Stock Plan (the “2021 Plan”). On August 11, 2022 the Company amended the 2021 Plan increasing the maximum number of shares applicable to the 2021 Plan from 50,000 to 1,000,000. On August 14,2023 the Company further amended the plan increasing the maximum shares to 2,000,000.

The purpose of the 2021 Plan is to promote the success of the Company by authorizing incentive awards to retain Directors, executives, selected Employees and Consultants, and reward participants for making major contributions to the success of the Company. The 2021 Plan authorizes the granting of stock options, restricted stock, restricted stock units, stock appreciation rights and stock awards. A total of two million (2,000,000) shares of common stock may be issued under the 2021 Plan. All awards under the 2021 Plan, whether vested or unvested, are subject to the terms of any recoupment, clawback or similar policy of the Company in effect from time to time, as well as any similar provisions of applicable law, which could in certain circumstances require repayment or forfeiture of awards or any shares of stock or other cash or property received with respect to the awards, including any value received from a disposition of the shares acquired upon payment of the awards. The 2021 Plan will be administered by the Board or any Committee authorized by the Board, if applicable, which will have the sole authority to, among other things: construe and interpret the 2021 Plan; make rules and regulations relating to the administration of the 2021 Plan; select participants; and establish the terms and conditions of awards, all in accordance with the terms of the 2021 Plan. The 2021 Plan will remain in effect until April 14, 2031, unless sooner terminated by the Board. Termination will not affect awards then outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At June 8 2026, we had 387,232,589 shares of Common Stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our Common Stock as of June 8, 2026, and reflects:

●	each of our executive officers;

●	each of our directors;

●	all of our directors and executive officers as a group; and

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

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Information on beneficial ownership of securities is based upon a record list of our stockholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws, except as otherwise provided below.

	Amount and Nature of	Percent of
Name	Beneficial Ownership (1)	Common Stock (2)

Named Executive Officers and Directors:
Steven Reinharz (3)	1,302,460,588	77.08%
Anthony Brenz	0	0
Mark Folmer	0	0

All executive officers and directors as a group (3 persons)	1,302,460,588	77.08%

5% Shareholders:
Steven Reinharz	1,302,460,588	77.08%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. In determining the percent of common stock owned by a person or entity as of the date of this Report, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on as of June 8, 2026 387,232,589 shares, and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the derivative securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	Based on 387,232,589 shares of the Company’s common stock issued and outstanding as of June 8, 2026.

(3)	Steve Reinharz is a director and the Company’s Chief Executive Officer, Chief Financial Officer and Secretary as well as the CEO of RAD and is the holder of (i) 3,350,000 shares of our Series E Preferred Stock and, (ii) 2,450 shares of our Series F Convertible Preferred Stock. If Mr. Reinharz converted the 2,450 shares of the Company’s Series F Convertible Preferred Stock, he would receive 1,302,460,588 shares of the Company’s common stock, which is included in the chart above as if such conversion has occurred. Further, the outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of common stock. As a result, the holders of Series E preferred stock has 2/3rds of the voting power of all shareholders at any time corporate action requires a vote of shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as set out below, since the beginning of our last two fiscal years, there have been no transactions, or currently proposed transactions, in which he was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following people had or will have a direct or indirect material interest:

●	Any of our directors or executive officers;

●	Any immediate family member of our directors or executive officers; and

●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

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Related Party Transactions

For the years ended February 28, 2026, and February 28, 2025, the Company had net (advances) repayments of ($132,268) and ($71,927), respectively, to its loan payable-related party. At February 28, 2026, the loan payable-related party was $461,633 and $329,365 at February 28, 2025. As of February 28, 2026, included in the balance due to the related party is $285,638 of deferred salary all of which bears interest at 12%. As of February 28, 2025, included in the balance due to the related party is $190,013 of deferred salary all of which bears interest at 12%. The accrued interest included at February 28, 2026, was $79,268 (February 28, 2025- $51,575).

During the year ended February 28, 2026, the Company had a net repayment of $390,744 in deferred compensation for the CEO. This would bring his annual bonus for the year ended February 28, 2026, to $1.0 million. For the fiscal year ended February 28, 2025, the Company paid out $1,390,744 to the CEO. During the year ended February 28, 2025, the Company a net accrual of $1,663,833 in deferred compensation for the CEO. This would bring his annual bonus for the year ended February 28, 2025, to $2.5 million. For the fiscal year ended February 28, 2025, the Company paid out $836,167 to the CEO. This was all in accordance with a December 2023 board action allowing for $1 million of discretionary compensation.

During the years ended February 28, 2026, and February 28, 2025, the Company accrued 1,500 Series G shares to be issued totaling $1,500,000 and 1,500 Series G preferred shares to be issued totaling $1,500,000, respectively, both per Company resolution. The Series G preferred shares are redeemable at $1,000 per share and will be issued by the Company at the appropriate time. The balance of Incentive Compensation Plan Payable at February 28, 2026, was $5,500,000 and the balance February 28, 2025, was $4,000,000.

During the years ended February 28, 2026, and February 28, 2025, the Company was charged $2,576,111 and $2,541,180, respectively in consulting fees for research and development to a company partially owned by a principal shareholder included in research and development expenses. The principal shareholder received no compensation from this partially owned research and development company and the fees were spent on core development projects. As at February 28, 2026, and February 28, 2025, the balance due to this company was $160,557 and $76,532, respectively.

Principal Accounting Fees and Services

On October 31, 2019, our Board of Directors approved and ratified the engagement (“Engagement”) of LJ Soldinger & Associates LLC (“LJ Soldinger”) as our new independent registered public accounting firm.

The following table shows the fees that were billed for the audit and other services provided by LJ Soldinger for the fiscal years ended February 28, 2026 and February 28, 2025.

2026
Audit Fees	$256,700
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$256,700

2025
Audit Fees	$240,100
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$240,100

Audit Fees - This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees - This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category would include consultation regarding correspondence with the SEC, other accounting consulting and other audit services.

Tax Fees - This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees - This category consists of fees for other miscellaneous items.

As part of its responsibility for oversight of the independent registered public accountants, the Board has established a pre-approval policy for engaging audit and permitted non-audit services provided by our independent registered public accountants. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent auditors is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved by the Board. All of the services provided by LJ Soldinger described above were approved by our Board.

Our principal accountant did not engage any other persons or firms other than the principal accountant’s full-time, permanent employees.

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Indemnification and Limitation on Liability of Directors

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by Nevada law. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. As far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Committees of the Board

We do not currently have a standing audit, nominating, or compensation committee of the Board of Directors, or any committee performing similar functions. Our Board of Directors performs the functions of nominating and compensation committees

Meetings of the Board

During its fiscal year ended February 28, 2026, the Board, consisting of one member did not hold meetings but corporate action approvals were all approved via Unanimous Board Resolutions.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics (the “Code of Ethics”). The Code of Ethics is intended to document the principles of conduct and ethics to be followed by all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Its purpose is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest.

Indemnification and Limitation on Liability of Directors

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by Nevada law. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. As far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF OUR CAPITAL STOCK

Our Articles of Incorporation, as amended, authorizes us to issue up to twelve billion (12,000,000,000) shares of common stock, $0.00001 par value per share, and twenty million (20,000,000) shares of preferred stock, $0.001 par value per share. There is only one class of common stock. There are four classes of preferred stock. See “—Preferred Stock,” below. Our board of directors may establish the rights and preferences of additional series of preferred stock from time to time.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare, Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, Florida 33764, Phone: (303) 662-1112.

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Common Stock

Rights of Shareholders

All shares of our common stock that we offer will be fully paid and nonassessable upon issuance. Holders of our common stock are entitled to one vote per share of common stock on all matters submitted to a vote of shareholders. They do not have cumulative voting rights. Electing a director requires a plurality of the votes cast by shareholders that are entitled to vote in the election. However, it should be noted that the Series E Convertible Preferred Stock has voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Convertible Preferred Stock will always have 2/3rds of our voting power. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board of Directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

If we are liquidated or dissolved, the holders of common stock are entitled to receive a proportionate share of our net assets that are available for distribution to shareholders after the payment of all our debts and other liabilities and subject to the senior rights of the holders of Series F Convertible Preferred Stock and Series G Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. See “—Preferred Stock” below.

Nevada Law

Nevada law contains provisions that govern an “acquisition of controlling interest” in a Nevada corporation. The control share provisions generally provide that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore those voting rights in whole or in part. However, our securities are not subject to these control share provisions because our articles of incorporation, as permitted by Nevada law, specifically exempt us from the control share provisions.

In addition, Nevada law contains a provision that prevents an “ “interested stockholder” and a resident domestic Nevada corporation from entering into a business “combination,” unless certain conditions are met. Nevertheless, our articles of incorporation, as permitted by Nevada law, specifically exempt us from these “interested stockholder” provisions.

Preferred Stock

The Company is authorized to issue up to 20,000,000 shares of $0.001 par value preferred stock. The board of directors is authorized to designate any series of preferred stock up to the total authorized number of shares.

We have five series of preferred stock, none of which have voting rights on any matters other than those directly affecting the respective series:

Series B Convertible, Redeemable Preferred Stock

The board of directors has designated 5,000 shares of Series B Convertible, Redeemable Preferred Stock with a par value of $0.001 per share. As of February 28, 2026, there are no shares of Series B Preferred Stock outstanding. The Series B Convertible Preferred Stock are redeemable at $1,200 per share, rank in priority to common stock and common stock equivalents upon liquidation of the Company, have voting rights on a converted basis and receives quarterly dividends of 8%. Each holder may, at any time and from time to time convert all, but not less than all, of their shares of Series B Convertible, Redeemable Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by dividing the redemption value by the Conversion Price. The Conversion price is equal to the lower of (1) a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the acquisition of the shares and (2) the lowest traded price of the Common Stock during the ten (10) calendar days immediately preceding, but not including, the Conversion Date. Following an event of default,” as defined in the Purchase Agreement, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling eighty five percent (85%) of the lowest traded price for the Company’s common stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date. Each share of Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of eight percent (8%) per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Preferred Stock at the discretion of the Company. Any dividends that are not paid a shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 14% per annum or the lesser rate permitted by applicable law which shall accrue and compound daily from the dividend payment date through and including the date of actual payment in full. On the thirtieth day following the issue date of this Preferred Stock the Company shall have the obligation to redeem one-third of the Preferred Stock outstanding for a redemption price equal to the redemption value of each such share of Preferred Stock, plus any accrued but unpaid dividends, plus all other amounts due to the Holder including, but not limited to Late Fees, liquidated damages and the legal fees and expenses of the Holder’s counsel. On the sixtieth (60th) calendar day following the date Preferred Stock is issued, the Corporation shall have the obligation to redeem one-half of the Preferred Stock then outstanding for the redemption price. On the ninetieth (90th) calendar day following the date Preferred Stock is issued, the Corporation shall have the obligation to redeem all of the Preferred Stock then outstanding for the redemption price. From the date of issuance until the date no shares of Series B Preferred Stock are issued and outstanding, unless Holders of at least 75% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly: (a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (c) amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire of any shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares as permitted or required under the Transaction Documents: (e) pay cash dividends or distributions on Junior Securities of the Corporation; f) enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or(g) enter into any agreement with respect to any of the foregoing.

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Series C Convertible, Redeemable Preferred Stock

The board of directors has designated 1,000 shares of Series C Convertible, Redeemable Preferred Stock with a par value of $0.001 per share. As of February 28, 2026 there are 417 shares of Series C Preferred Stock outstanding. The Series C Convertible Preferred Stock are redeemable at $1,200 per share, rank in priority to common stock and common stock equivalents upon liquidation of the Company, have voting rights on a converted basis and receives quarterly dividends of 12%. Each holder may, after 180 days after issuance, at any time and from time to time convert all, but not less than all, of their shares of Series C Convertible, Redeemable Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by dividing the redemption value by the Conversion Price. The Conversion price is equal to the lower of (1) a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the acquisition of the shares and (2) the lowest traded price of the Common Stock during the ten (10) calendar days immediately preceding, but not including, the Conversion Date. Following an event of default,” as defined in the Purchase Agreement, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling eighty five percent (90%) of the lowest traded price for the Company’s common stock during the fifteen (10) Trading Days immediately preceding, but not including, the Conversion Date. Each share of Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of twelve percent (12%) per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Preferred Stock at the discretion of the Company. Any dividends that are not paid a shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 14% per annum or the lesser rate permitted by applicable law which shall accrue and compound daily from the dividend payment date through and including the date of actual payment in full. On the one hundred eightieth day following the issue date of this Preferred Stock the Company shall have the obligation to redeem all outstanding Series Preferred Shares for one hundred nine and one half percent (109.5%) of the stated value, plus any accrued but unpaid dividends, plus all other amounts due to the Holder pursuant to the Certificate of Designation and/or any Transaction Documents (“Redemption Date”). Prior to the Redemption Date, the Company at its discretion and on three (3) Trading Days’ written notice, may redeem all outstanding Preferred Shares for one hundred nine and one half percent (109.5%) of the stated value, plus any accrued but unpaid dividends, plus all other amounts due to the Holder pursuant to the Certificate of Designation and/or any Transaction Documents.

From the date of issuance until the date no shares of Series C Preferred Stock are issued and outstanding, unless Holders of at least 75% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly: (a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (c) amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire of any shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares as permitted or required under the Transaction Documents: (e) pay cash dividends or distributions on Junior Securities of the Corporation; f) enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or(g) enter into any agreement with respect to any of the foregoing

Series E Preferred Stock

There are 4,350,000 shares of Series E Convertible Preferred Stock (“Series E Preferred Shares”) authorized, and 3,350,000 issued and outstanding. The Series E Preferred Shares have no conversion rights. Moreover, they have no dividend rights, no preemptive rights, no redemption rights, and no liquidation rights. As noted above, the Series E Preferred Shares hold voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Preferred Shares will always have 2/3rds of our voting power. The Series E Preferred Shares vote together with the common stock and not as a separate class. All of the Series E Preferred Shares are held by Steven Reinharz.

The Series E Preferred Shares must unanimously approve any changes to increase the authorized number of shares or the rights, preferences, and privileges of the Series E Preferred Shares. In addition, the Series E Preferred Shares must unanimously approve the following actions:

●	alteration of or change to the rights, preferences or privileges of any of our capital stock that would adversely affect the Series E Preferred Shares;

●	create or designate any series or class of shares;

●	issue any shares of any series of preferred stock;

●	increase the authorized number of shares of any series or class of our stock;

●	amend, repeal or modify our bylaws

●	sell or otherwise dispose of any of our assets not in the ordinary course of business;

●	elect members of the Board of Directors;

●	incur debt not in the ordinary course of business; or

●	effect or undergo any change of our control.

36

Series F Convertible Preferred Stock

There are 10,000 shares of Series F Convertible Preferred Stock (“Series F Preferred Shares”) authorized, of which 2,513 Shares are issued and outstanding. The Series F Preferred Shares have no dividend rights, no preemptive rights, and, unless and until they are converted into common stock, no voting rights (other than as to changes to any class or series of our capital stock that could adversely affect the Series F Preferred Shares or as required by Nevada law). The Series F Preferred Shares have liquidation rights senior to those of the common stock, the Series E Preferred Shares and Series G Preferred Shares. Each holder may, at any time and from time to time convert all, but not less than all, of their shares of Series F Convertible Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion by three and 45 100ths (3.45) on a pro rata basis. So long as any shares of Series F Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of the majority of the holders: (a) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series F convertible preferred stock; (b) create any Senior Securities; (c) create any pari passu Securities; (d) do any act or thing not authorized or contemplated by the Certificate of Designation which would result in any taxation with respect to the Series F Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

Steven Reinharz owns 2,450 Series F Preferred Shares, and the remaining 63 Series F Preferred Shares are held by two other persons who are not employed by us We have also issued a “Warrant to Purchase Stock,” which gave the holder of the Warrant the right to purchase 929 Series F Preferred Shares at any time. After prior exercises, the holder currently holds the right to purchase 329 Series F Preferred Shares.

Series G Preferred Stock: There are 100,000 shares of Series G Preferred Stock (“Series G Preferred Shares”) authorized but no shares have been issued. The Series G Preferred Shares have no dividend rights, no voting rights, and no preemptive rights. The Series G shares have liquidation rights senior to those of the common stock but junior to those of the Series F Preferred Shares. At any time, we may, at our option, redeem any or all of the outstanding Series G Preferred Shares at $1,000 per share.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock. We may offer warrants separately or together with one or more additional warrants or common stock, as described in the related prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the common stock in the unit before the expiration date of the warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the related prospectus supplement and any related free writing prospectus as well as the complete warrant agreements and warranty certificates that contain the terms of the warrants. Each related prospectus supplement will describe the terms of any warrants being offered, including but not limited to the following:

●	the specific designation and total number of warrants and the offering price at which the warrants will be issued;

●	the date on which the right to exercise the warrants will begin and will end, or if the warrants are not continuously exercisable, the specific dates or periods in which you may exercise the warrants;

●	whether the warrants will be sold separately or with common stock as parts of units;

●	if the warrants are issued as part of a unit, the date, if any, on which the common stock will be separately transferable;

●	a description of the common stock purchasable upon exercise of the warrants;

●	the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	any redemption or call provisions of the warrants;

●	if any, the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants;

37

●	information with respect to book-entry procedures, if any;

●	the identity of the warrant agent for the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants; and

●	any applicable material U.S. federal income tax consequences.

It should be noted that holders of warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice of shareholders with respect to any meeting of shareholders on any matter; and

●	exercise any rights as shareholders of the Company.

Dividend Policy

To date we have never declared a dividend for our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon Frederick M. Lehrer, P. A.

EXPERTS

The audited consolidated financial statements for AITX, as of February 28, 2026 and 2025 and for the years then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report, which contains an explanatory paragraph describing the conditions which raise substantial doubt about the ability of the Company to continue as a going concern, of L J Soldinger Associates, LLC, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You may also request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: 10800 Galaxie Avenue, Ferndale, Michigan 48220. Our website address is www.aitx.ai. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus.

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Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

As far as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Amended Bylaws provides that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78.

39

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

(FORMERLY ON THE MOVE SYSTEMS CORP.)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Artificial Intelligence Technology Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Artificial Intelligence Technology Solutions, Inc. and its subsidiaries (the “Company”) as of February 28, 2026 and February 28, 2025, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended February 28, 2026, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2026, and February 28, 2025, and the results of its operations and its cash flows for each of the years in the two-year period ended February 28, 2026, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had negative cash flow from operating activities of approximately $9.3 million, an accumulated deficit of approximately $171.1 million and negative working capital of approximately $17.0 million as of and for the year ended February 28, 2026, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ L J Soldinger Associates, LLC

We have served as the Company’s auditor since 2019.

Deer Park, Illinois
PCAOB ID: 318
June 8, 2026

F-2

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

CONSOLIDATED BALANCE SHEETS

	February 28, 2026	February 28, 2025
ASSETS
Current assets:
Cash	$109,043	$865,975
Accounts receivable, net	1,004,201	1,367,331
Share proceeds receivable	—	418,669
Device parts inventory, net	1,318,742	1,583,726
Prepaid expenses and deposits	503,017	792,842
Total current assets	2,935,003	5,028,543
Operating lease asset	931,814	1,010,545
Revenue earning devices, net of accumulated depreciation of $3,257,668 and $2,292,172, respectively	5,097,627	4,539,180
Fixed assets, net of accumulated depreciation of $540,426 and $491,186, respectively	183,185	258,328
Trademarks	35,319	33,321
Investment at cost	100,000	100,000
Security deposit	19,280	15,880
Total assets	$9,302,228	$10,985,797
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$3,007,270	$2,121,871
Customer deposits	147,326	91,578
Current operating lease liability	243,690	197,349
Current portion of deferred variable payment obligation	3,161,727	1,901,258
Loan payable - related party	461,633	329,365
Deferred compensation for CEO	1,811,856	2,202,600
Current portion of loans payable, net of discount of $635,774 and $0	8,848,140	519,105
Current portion of accrued interest payable	2,271,106	213,555
Total current liabilities	19,952,748	7,576,681
Non-current operating lease liability	676,694	810,513
Loans payable, net of discount of $0 and $360,163, respectively	24,188,380	31,922,078
Deferred variable payment obligation	2,525,000	2,525,000
Incentive compensation plan payable	5,500,000	4,000,000
Accrued interest payable	9,122,552	13,680,453
Total liabilities	61,965,374	60,514,725

Series B Convertible, Redeemable Preferred Stock. $0.001 par value; 8% cumulative dividend payable quarterly,$1,200 stated value, 5,000 shares authorized, no shares issued and outstanding at February 28, 2026 and February 28, 2025, respectively	—	—
Series C Convertible, Redeemable Preferred Stock. $0.001 par value; $1,200 stated value, redeemable at 109.5%, 12% dividend, 1,000 shares authorized, 417 and 306 shares issued and outstanding at February 28, 2026 and February 28, 2025, respectively	547,941	402,084

Commitments and Contingencies
Stockholders’ deficit:
Preferred Stock, undesignated; 15,534,000 shares authorized; no shares issued and outstanding at February 28, 2026 and February 28, 2025, respectively	—	—
Series G Redeemable Preferred Stock. $0.001 par value; 100,000 shares authorized, no shares issued and outstanding at February 28, 2026 and February 28, 2025, respectively	—	—
Series E Preferred Stock, $0.001 par value; 4,350,000 shares authorized; 3,350,000 and 3,350,000 shares issued and outstanding, respectively	3,350	3,350
Series F Convertible Preferred Stock, $1.00 par value; 10,000 shares authorized; 2,513 and 2,513 shares issued and outstanding, respectively	2,513	2,513
Common Stock, $0.00001 par value; 12,000,000,000 shares authorized 267,872,804 and 144,124,538 shares issued, issuable and outstanding, respectively	2,679	1,441
Additional paid-in capital	117,803,027	106,459,528
Preferred stock to be issued	99,086	99,086
Accumulated deficit	(171,121,742)	(156,496,930)
Total stockholders’ deficit	(53,211,087)	(49,931,012)
Total liabilities and stockholders’ deficit	$9,302,228	$10,985,797

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended February 28, 2026	Year Ended February 28, 2025

Revenues	$7,745,336	$6,130,886

Cost of goods sold	159,020	1,334,824
Depreciation and Amortization	1,981,679	1,051,498
Loss on disposal of revenue earning devices	70,937	-
Total Cost of Goods Sold	2,211,636	2,386,322

Gross Profit	5,533,700	3,744,564

Operating expenses:
Research and development (note 9)	4,128,155	3,462,558
General and administrative	12,933,696	13,559,009
Depreciation and amortization	141,051	429,139
Loss on disposal of fixed assets	22,312	—
Operating lease cost and rent	251,883	240,731
Total operating expenses	17,477,097	17,691,437

Loss from operations	(11,943,397)	(13,946,873)

Other income (expense), net:
Interest expense	(6,001,539)	(5,456,981)
Gain on settlement of debt	3,434,685	468,262
Total other income (expense), net	(2,566,854)	(4,988,719)

Net Loss	$(14,510,251)	$(18,935,592)

Net loss per share - basic	$(0.07)	$(0.16)

Net loss per share - diluted	$(0.07)	$(0.16)

Weighted average common share outstanding – basic and diluted	202,908,578	116,476,733

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED FEBRUARY 28, 2026 AND FEBRUARY 28, 2025

	Temporary Equity		Shareholder’s Deficit
	Series B & C		Series E		Series F				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at February 29, 2024	—	—	3,350,000	$3,350	2,533	$101,619	92,387,510	$924	$92,656,977	$(132,962,427)	$(40,199,557)
Cumulative Effect Adjustment RFV discount per adoption of ASU 2020-06 at March 1, 2024	—	—	—	—	—	—	—	—	—	(4,175,535)	(4,175,535)
Issuance of shares, net of $701,565 issuance costs	—	—	—	—	—	—	49,796,369	498	13,120,181	—	13,120,679
Debt exchanged for common stock	—	—	—	—	—	—	1,940,659	19	561,981	—	562,000
Series F Preferred Shares exchanged for debt	—	—	—	—	(20)	(20)	—	—	(65,793)	(334,187)	(400,000)
Issuance of Series B Preferred Shares	300	360,000	—	—	—	—	—	—	(82,000)	—	(82,000)
Series B Preferred Shares issued as commitment fee	20	24,000	—	—	—	—	—	—	(24,000)	—	(24,000)
Series B Preferred shares issued as dividend	4	5,188	—	—	—	—	—	—	(5,188)	—	(5,188)
Redemption of Series B Preferred shares	(324)	(389,188)	—	—	—	—	—	—	89,189	(89,189)	—
Issuance of Series C Preferred Shares	306	402,084	—	—	—	—	—	—	(123,504)	—	(123,504)
Stock based compensation	—	—	—	—	—	—	—	—	331,685	—	331,685
Net loss	—	—	—	—	—	—	—	—	—	(18,935,592)	(18,935,592)
Balance at February 28, 2025	306	$402,084	3,350,000	$3,350	2,513	$101,599	144,124,538	$1,441	$106,459,528	$(156,496,930)	$(49,931,012)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

	Temporary Equity		Shareholder’s Deficit
	Series B & C		Series E		Series F				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at February 28, 2025	306	402,084	3,350,000	$3,350	2,513	$101,599	144,124,538	$1,441	$106,459,528	$(156,496,930)	$(49,931,012)
Issuance of shares, net of $364,161 issuance costs	—	—	—	—	—	—	50,403,802	504	4,800,680	—	4,801,184
Debt exchanged for common stock	—	—	—	—	—	—	71,350,000	714	6,383,286	—	6,384,000
Conversion of Series C Preferred shares	(85)	(111,690)	—	—	—	—	1,994,464	20	196,360	(84,690)	111,690
Cash redemption of Series C shares	(95)	(125,000)	—	—	—	—	—	—	29,871	(29,871)	—
Series C Preferred shares issued as dividend	44	58,100	—	—	—	—	—	—	(58,100)	—	(58,100)
Penalty on failure to redeem Series C Preferred shares	114	149,307	—	—	—	—	—	—	(149,307)	—	(149,307)
Penalty on failure to convert Series C Preferred shares	133	175,140	—	—	—	—	—	—	(175,140)	—	(175,140)
Stock based compensation	—	—	—	—	—	—	—	—	315,849	—	315,849
Net loss	—	—	—	—	—	—	—	—	—	(14,510,251)	(14,510,251)
Balance at February 28, 2026	417	$547,941	3,350,000	$3,350	2,513	$101,599	267,872,804	$2,679	$117,803,027	$(171,121,742)	$(53,211,087)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended February 28, 2026	Year Ended February 28, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,510,251)	$(18,935,592)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,122,730	1,480,636
Inventory provision (recovery)	(290,000)	(494,000)
Bad debts expense	138,405	83,682
Reduction of right of use asset	141,217	119,151
Accretion of lease liability	103,956	118,502
Stock based compensation	1,815,848	1,831,685
Amortization of debt discounts	536,078	271,234
Penalty added to face value of the loan	24,510	—
Gain on settlement of debt	(3,434,685)	(468,262)
Loss on disposal of revenue earning devices and fixed assets	93,249	—
Increase in related party accrued payroll and interest	132,268	71,927
Changes in operating assets and liabilities:
Accounts receivable	224,725	(694,929)
Prepaid expenses	294,264	(160,393)
Deposit on right of use asset	(13,187)	—
Security deposit on operating lease	(3,400)	—
Device parts inventory	(2,133,437)	(2,464,468)
Accounts payable and accrued expenses	879,021	505,068
Deferred compensation for CEO	(390,744)	1,663,833
Customer deposits	55,748	17,876
Operating lease liability payments	(238,792)	(225,413)
Current portion of deferred variable payment obligations for Payments	1,260,469	996,881
Accrued interest payable	3,847,474	4,086,194
Net cash used in operating activities	(9,344,534)	(12,196,388)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(10,863)	(23,724)
Purchase of trademarks	(1,998)	(6,241)
Purchase of investment (convertible note receivable)	—	(50,000)
Net cash used in investing activities	(12,861)	(79,965)

CASH FLOWS FROM FINANCING ACTIVITIES:
Share proceeds net of issuance costs	5,219,853	12,702,010
Proceeds on issuance of Series B Preferred Shares	—	278,000
Redemption of Series B or Series C Preferred Shares	(125,000)	(389,188)
Proceeds on issuance of Series C Preferred Shares	—	278,580
Proceeds from loans payable	4,808,171	350,000
Repayment of loans payable	(1,302,561)	(183,000)
Net cash provided by financing activities	8,600,463	13,036,402

Net change in cash	(756,932)	760,049

Cash, beginning of period	865,975	105,926

Cash, end of period	$109,043	$865,975

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$188,993	$94,517
Cash paid for income taxes	$—	$—

Noncash investing and financing activities:
Cumulative Effect Adjustment RFV discount per adoption of ASU 2020-06 at March 1, 2024	$—	$4,175,535
Right of use asset for lease liability	$53,739	$—
Transfer from device parts inventory to fixed assets	$2,688,421	$3,506,341
Series C penalty shares issued	$324,447	—

Discount applied to face value of loans	$811,689	$—

Exchange of Series F Preferred Shares for loans payable	$—	$400,000
Exchange of loans payable and accrued interest for common shares	$6,484,000	$562,000
Convertible note receivable exchanged for investment at cost	$—	$50,000
Dividend on Series B or Series C Preferred Shares paid in Series B or Series C Preferred Shares	$58,100	$5,188

The accompanying notes are an integral part of these consolidated financial statements.

F-7

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION AND GOING CONCERN

Artificial Intelligence Technology Solutions Inc. (formerly known as On the Move Systems Corp.) (“AITX” or the “Company”) was incorporated in Florida on March 25, 2010 and reincorporated in Nevada on February 17, 2015. On August 24, 2018, Artificial Intelligence Technology Solutions Inc., changed its name from On the Move Systems Corp (“OMVS”).

Robotic Assistance Devices, LLC (“RAD”), was incorporated in the State of Nevada on July 26, 2016 as a LLC. On July 25, 2017, Robotic Assistance Devices LLC converted to a C Corporation, Robotic Assistance Devices, Inc. through the issuance of 10,000 common shares to its sole shareholder.

On August 28, 2017, AITX completed the acquisition of RAD (the “Acquisition”), whereby AITX acquired all the ownership and equity interest in RAD for 3,350,000 shares of AITX Series E Preferred Stock and 2,450 shares of Series F Convertible Preferred Stock. AITX’s prior business focus was transportation services, and AITX was exploring the on-demand logistics market by developing a network of logistics partnerships. As a result of the closing of the Acquisition, AITX has succeeded to the business of RAD, in which AITX purchased all of the outstanding shares of capital stock of RAD. As a result, AITX’s business going forward will consist of one segment activity which is the delivery of artificial intelligence and robotic solutions for operational, security and monitoring needs.

The Acquisition was treated as a reverse recapitalization effected by a share exchange for financial accounting and reporting purposes since substantially all of AITX’s operations were disposed of as part of the consummation of the transaction. Therefore, no goodwill or other intangible assets were recorded by AITX as a result of the Acquisition. RAD is treated as the accounting acquirer as its stockholders control the Company after the Acquisition, even though AITX was the legal acquirer. As a result, the assets and liabilities and the historical operations that are reflected in these financial statements are those of RAD as if RAD had always been the reporting company.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

For the year ended February 28, 2026, the Company had negative cash flow from operating activities of $9,344,534. As of February 28, 2026 the Company has an accumulated deficit of $171,121,742 and negative working capital of $17,017,745. Management does not anticipate having positive cash flow from operations in the near future. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the issuance of these financial statements.

The Company does not have the resources at this time to repay all its credit and debt obligations, make any payments in the form of dividends to its shareholders or fully implement its business plan. Without additional capital, the Company will not be able to remain in business. At the same time management points to its successful history with maintaining Company operations and reminds all with reasonable confidence this will continue. Management has plans to address the Company’s financial situation as follows:

Management is committed to raise funds either through convertible debt or equity financing.. There is no assurance that these funds will be able to be raised nor can we provide assurance that these possible raises may not have dilutive effects. In May 2026, the Company entered into an equity financing agreement whereby an investor will purchase up to $10,000,000 of the Company’s common stock at a discount over a three-year period. There remains approximately $10 million left to issue under this arrangement. Management believes that it has the necessary support to continue operations by continuing its funding methods in the following ways : growing revenues ,through equity proceeds, and issuing debt.

F-8

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and in conformity with the instructions on Form 10-K of Regulation S-X and the related rules and regulations of the Securities and Exchange Commission (“SEC”). The audited consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Robotic Assistance Devices, Inc., Robotic Assistance Devices Group, Inc, Robotic Assistance Devices Mobile, Inc., Robotic Assistance Devices Residential, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

In order to prepare financial statements in conformity with accounting principles generally accepted in the United States, management must make estimates, judgements and assumptions that affect the amounts reported in the financial statements and determine whether contingent assets and liabilities, if any, are disclosed in the financial statements. The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from resolution currently anticipated by management and on which the financial statements are based. The most significant estimates included in these consolidated financial statements are those associated with the assumptions used to value equity instruments used in debt settlements, amendments and extensions.

Reclassifications

Certain amounts in the Company’s consolidated financial statements for prior periods have been reclassified to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods.

Concentrations of Loans Payable

At February 28, 2026 there were $33,672,294 loans payable, $32,178,506 or 96% of these loans to companies controlled by one individual. At February 28, 2025 there were $32,801,345 loans payable, $28,581,506 or 87% of these loans to companies controlled by one individual..

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market instruments. The Company places its cash and cash equivalents with high-quality, U.S. financial institutions which, at times, may exceed federally insured limits, and, to date has not experienced losses on any of its balances.

F-9

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable

Accounts receivable are comprised of balances due from customers, net of estimated allowances for credit losses. In determining collectability, historical trends are evaluated, and specific customer issues are reviewed on a periodic basis to arrive at appropriate allowances. There was an allowance of $170,000 and $140,000 provided as of February 28, 2026 and February 28, 2025, respectively. For the year ended February 28, 2026, two customer account for 31% of total accounts receivable . For the year ended February 28, 2025, one customer accounts for 52% of total accounts receivable.

Device Parts Inventory

Device parts inventory is stated at the lower of cost or net realizable value using the weighted average cost method. The Company records a valuation reserve for obsolete and slow-moving inventory, relying principally on specific identification of such inventory. The Company uses these device parts in the assembly of revenue earning devices (and demo devices) as well as research and development. Depending on use, the Company will transfer the parts to the corresponding asset or expense if used in research and development. A charge to income is taken when factors that would result in a need for an increase in the valuation, such as excess or obsolete inventory, are noted. At February 28, 2026 and at February 28, 2025 there was a valuation reserve of $175,000 and $465,000, respectively.

Revenue Earning Devices

Revenue earning devices are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful life of 48 months. The Company continually evaluates revenue earning devices to determine whether events or changes in circumstances have occurred that may warrant revision of the estimated useful life or whether the devices should be evaluated for possible impairment. The Company uses a combination of the undiscounted cash flows and market approaches in assessing whether an asset has been impaired. The Company measures impairment losses based upon the amount by which the carrying amount of the asset exceeds the fair value.

Fixed Assets

Fixed assets are stated at cost. Depreciation is provided on the straight-line method based on the estimated useful lives of the respective assets which range from three to five years. Major repairs or improvements are capitalized. Minor replacements and maintenance and repairs which do not improve or extend asset lives are expensed currently.

Computer equipment	3 years
Furniture and fixtures	3 years
Office equipment	4 years
Warehouse equipment	5 years
Demo Devices	4 years
Vehicles	3 years
Leasehold improvements	5 years, the life of the lease

The Company periodically evaluates the fair value of fixed assets whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable. Upon retirement or other disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is recognized in income.

F-10

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by Management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life or written off if a product is abandoned. At February 28, 2026 and February 28, 2025, the Company had no deferred development costs.

Contingencies

Occasionally, the Company may be involved in claims and legal proceedings arising from the ordinary course of its business. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on the Company’s consolidated financial statements. Contingencies are inherently unpredictable, and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.

Sales of Future Revenues

The Company has entered into transactions, as more fully described in footnote 10, in which it has received funding from investors in exchange for which it will make payments to those investors based on the level of sales of certain revenue categories, generally based on a percentage of sales for those certain revenues. The Company determines whether these agreements constitute sales of future revenues or are in substance debt based on the facts and circumstances of each agreement, with the following primary criteria determinative of whether the agreement constitutes a sale of future revenues or debt:

●	Does the agreement purport, in substance, to be a sale

●	Does the Company have continuing involvement in the generation of cash flows due the investor

●	Is the transaction cancellable by either party through payment of a lump sum or other transfer of assets

●	Is the investors rate of return implicitly limited by the terms of the agreement

●	Does the Company’s revenue for a reporting period underlying the agreement have only a minimal impact on the investor’s rate of return

●	Does the investor have recourse relating to payments due

In the event a transaction is determined to be a sale of future revenues, it is recorded as deferred revenue and amortized using the sum-of-the-revenue method. In the event a transaction is determined to be debt, it is recorded as debt and amortized using the effective interest method. As of the date of these financial statements, the Company has determined that all such agreements are debt.

F-11

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, supersedes the revenue recognition requirements and industry specific guidance under Revenue Recognition (Topic 605). Topic 606 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. Topic 606 defines a five-step process that must be evaluated and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.. For the year ended February 28, 2026, two customers accounted for 55% of total revenue and for the year ended February 28, 2025, one customer accounted for 55% of total revenue (see Note-3).

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized when items of income and expense are recognized in the financial statements in different periods than when recognized in the tax return. Deferred tax assets arise when expenses are recognized in the financial statements before the tax returns or when income items are recognized in the tax return prior to the financial statements. Deferred tax assets also arise when operating losses or tax credits are available to offset tax payments due in future years. Deferred tax liabilities arise when income items are recognized in the financial statements before the tax returns or when expenses are recognized in the tax return prior to the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

On December 22, 2017, the Tax Cuts and Jobs Act (“Tax Act”) was signed into law. ASC 740, Accounting for Income Taxes requires companies to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. The Company’s gross deferred tax assets were revalued based on the reduction in the federal statutory tax rate from 35% to 21%. A corresponding offset has been made to the valuation allowance, and any potential other taxes arising due to the Tax Act will result in reductions to the Company’s net operating loss carryforward and valuation allowance. The Company will continue to analyze the Tax Act to assess its full effects on the Company’s financial results, including disclosures, for the Company’s fiscal year ending February 28, 2026, but the Company does not expect the Tax Act to have a material impact on the Company’s consolidated financial statements.

Leases

Lease agreements are evaluated to determine if they are sales/finance leases meeting any of the following criteria at inception: (a) transfer of ownership of the underlying asset; (b) purchase option that is reasonably certain of being exercised; (c) the lease term is greater than a major part of the remaining estimated economic life of the underlying asset; or (d) if the present value of the sum of lease payments and any residual value guaranteed by the lessee that has not already been included in lease payments in accordance with ASC 842-10-30-5(f) equals or exceeds substantially all of the fair value of the underlying asset.

If at its inception, a lease meets any of the four lease criteria above, the lease is classified by the Company as a sales/finance; and if none of the four criteria are met, the lease is classified by the Company as an operating lease.

F-12

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Operating lease payments are recognized as an expense in the income statement on a straight-line basis over the lease term, whereby an equal amount of rent expense is attributed to each period during the term of the lease, regardless of when actual payments are made. This generally results in rent expense in excess of cash payments during the early years of a lease and rent expense less than cash payments in the later years. The difference between rent expense recognized and actual rental payments is recorded as deferred rent and included in liabilities.

Distinguishing Liabilities from Equity

The Company relies on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e. at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity.

Our CEO and Chairman holds sufficient shares of the Company’s voting stock that give sufficient voting rights under the articles of incorporation and bylaws of the Company such that the CEO and Chairman can at any time unilaterally vote to increase the number of authorized shares of common stock of the Company without the need to call a general meeting of common shareholders of the Company.

Initial Measurement

The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement – Financial Instruments Classified as Liabilities

The Company records the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of its financial instruments classified as liabilities are recorded as other income (expenses).

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”) provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

F-13

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

●	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 – Inputs that are unobservable for the asset or liability.

Measured on a Recurring Basis

The following table presents information about our assets and liabilities measured at fair value on a recurring basis, aggregated by the level in the fair value hierarchy within which those measurements fell:

	Amount at	Fair Value Measurement Using
	Fair Value	Level 1	Level 2	Level 3
February 28, 2026
Assets
Investment at cost	$100,000	$50,000	$—	$50,000
Liabilities
Incentive compensation plan payable – revaluation of equity awards payable in Series G shares	$5,500,000	$—	$—	$5,500,000

February 28, 2025
Liabilities
Incentive compensation plan payable – revaluation of equity awards payable in Series G shares	$4,000,000	$—	$—	$4,000,000

For the incentive compensation plan , the Company recorded stock based compensation of $1,500,000 and $1,500,000 for the years ended February 28, 2026 and February 28, 2025 with corresponding adjustments to incentive compensation plan payable.

The method of valuation of the incentive compensation plan payable is based on the redemption value of the Series G Preferred Shares. The method of valuation of the Level 3 investment at cost is an independent third party valuation of the common share value of the investment.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses and advances, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Earnings (Loss) per Share

Basic earnings (loss) per share (“EPS”) is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS give effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used to determine the number of shares assumed to be purchased from the exercise of stock options and/or warrants. Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive.

F-14

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed in a manner similar to the basic loss per share, except the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of convertible debt and other such convertible instruments. Diluted loss per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.

Recently Adopted Accounting Pronouncements

ASU 2023-07 – Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments require enhanced disclosures about significant segment expenses and other segment items, require disclosure of the title and position of the chief operating decision maker (“CODM”), explain how the CODM uses reported measures of segment profit or loss to assess performance and allocate resources, and expand interim disclosure requirements. The amendments apply to entities with a single reportable segment as well as entities with multiple reportable segments.

The Company adopted ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, during fiscal 2025. The standard requires enhanced disclosures regarding segment expenses and CODM information and applies to entities with a single reportable segment. Adoption of the standard impacted the Company’s segment reporting disclosures only and did not affect its consolidated financial position, results of operations, or cash flows.

Recently issued accounting pronouncement not yet effective

ASU 2024-04—Debt with Conversion and Other Options (Topic 470-20): Induced Conversions of Convertible Debt Instruments

In November 2024, the Financial Accounting Standards Board (“FASB”) issued ASU 2024-04, Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments. The amendments clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as induced conversions or as debt extinguishments. Under the amended guidance, an induced conversion requires that the inducement offer provide the holder, at a minimum, the consideration issuable under the existing conversion privileges of the instrument.

The amendments are effective for annual reporting periods beginning after December 15, 2025, including interim reporting periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact that adoption of this guidance will have on its consolidated financial statements and related disclosures.

ASU 2025-05—Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets

In July 2025, the Financial Accounting Standards Board (“FASB”) issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments refine the guidance in ASC 326 related to the measurement of expected credit losses for accounts receivable and contract assets arising from revenue transactions accounted for under ASC 606. The update clarifies the application of the current expected credit loss (“CECL”) model to such assets, including the use of practical expedients and considerations in estimating expected credit losses over the contractual term of the asset.

The amendments are effective for annual reporting periods beginning after December 15, 2026, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2025-05 on its consolidated financial statements and related disclosures.

3. REVENUE FROM CONTRACTS WITH CUSTOMERS

Revenue is earned primarily from two sources: 1) direct sales of goods or services and 2) short-term rentals. Direct sales of goods or services are accounted for under Topic 606, , and short-term rentals are accounted for under Topic 842 (which addresses lease accounting and was adopted on March 1, 2019).

As disclosed in the revenue recognition section of Note 2 – Accounting Polices, the Company adopted Topic 606 in accordance with the effective date on March 1, 2018. Note 2 includes disclosures regarding the Company’s method of adoption and the impact on the Company’s financial statements. Revenue is recognized on direct sales of goods or services when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services.

F-15

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

After adopting Topic 842, also referred to above in Note 3, the Company is accounting for revenue earned from rental activities where an identified asset is transferred to the customer and the customer has the ability to control that asset. The Company recognizes revenue from its device rental activities when persuasive evidence of a contract exists, the performance obligations have been satisfied, the transaction price is fixed or determinable and collection is reasonably assured. Performance obligations associated with device rental transactions are satisfied over the rental period. Rental periods are short-term in nature. Therefore, the Company has elected to apply the practical expedient which eliminates the requirement to disclose information about remaining performance obligations. Payments are due from customers at the completion of the rental, except for customers with negotiated payment terms, generally net 30 days or less, which are invoiced and remain as accounts receivable until collected.

The following table presents revenues from contracts with customers disaggregated by product/service:

	Year Ended February 28, 2026	Year Ended February 28, 2025
Device rental activities	$6,920,336	$5,050,255
Direct sales of goods and services	825,000	1,080,631
	$7,745,336	$6,130,886

The Company operates as one reportable segment The Chief Executive Officer (“CEO”) serves as the Chief Operating Decision Maker (“CODM”). The CODM evaluates the Company’s performance based on consolidated net income. This measure aligns with the Company’s consolidated financial statements and serves as the basis for resource allocation and performance assessment. The measure of segment assets is reported on the balance sheet as total consolidated assets. The CODM monitors profitability and strategic growth initiatives on a consolidated basis, without disaggregating profit or loss into separate operating segments. The Company determined there are no significant segment expenses that require a separate disclosure. The consolidated net income is used to assess overall company performance, benchmark against industry standards, and identify profitability trends, which guides resource allocation and investment in expansion and program upgrades. The CODM also evaluates company performance using operating income. Operating income provides the CODM with a focused view of the Company’s profitability excluding the effects of financing activities, tax strategies, and other non-operating items. This measure enables the CODM to assess operational efficiency, monitor performance trends, and evaluate the effectiveness of strategies aimed at revenue generation and cost management.

4. LEASES

We lease certain warehouses, and office space. Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term. For lease agreements entered into or reassessed after the adoption of Topic 842, we did not combine lease and non-lease components.

There is no lease renewal. The depreciable life of assets and leasehold improvements are limited by the expected lease term unless there is a transfer of title or purchase option reasonably certain of exercise.

Below is a summary of our lease assets and liabilities at February 28, 2026 and February 28, 2025.

Leases	Classification	February 28, 2026	February 28, 2025
Assets
Operating	Operating Lease Assets	$931,814	$1,010,545
Liabilities
Current
Operating	Current Operating Lease Liability	$243,690	$197,349
Noncurrent
Operating	Noncurrent Operating Lease Liabilities	676,694	810,513
Total lease liabilities		$920,384	$1,007,862

Note: As most of our leases do not provide an implicit rate, we use our incremental borrowing rate of 10% which for the leases noted above was based on the information available at commencement date in determining the present value of lease payments. We compare against loans we obtain to acquire physical assets and not loans we obtain for financing. The loans we obtain for financing are generally at significantly higher rates and we believe that physical space or vehicle rental agreements are in line with physical asset financing agreements. CAM charges were not included in operating lease expense and were expensed in general and administrative expenses as incurred.

F-16

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Operating lease cost and rent was $251,883 and $240,731 for both the twelve months ended February 28, 2026 and February 28, 2025, respectively.

5. INVESTMENT

On December 23, 2022 the Company entered into a Simple Agreement for Future Equity (SAFE) contract to invest $50,000 to acquire shares of a company’s capital stock at a discount. On June 3, 2024 the Company acquired a $50,000 convertible note receivable from Nightingale Intelligent Systems, Inc., a private Delaware corporation that provides unmanned aerial vehicles (UAV) for commercial applications. On January 3, 2025 the Company exchanged it’s convertible note receivable for : 1,770,840 Series A preferred shares, 15,000 common shares and 165,000 common share warrants. On February 28, 2025, there was a 10 :1 split. The Company now holds 177,084 Series A preferred shares, 1,500 common shares and 16,500 common share warrants (at a strike price of $0.80/share). The Company values the Nightingale Intelligent Systems, Inc.’s shares and warrants at $50,000 bringing total investments at cost to $100,000 at February 28, 2026.

6. REVENUE EARNING DEVICES

Revenue earning devices (RED) consisted of the following:

	February 28, 2026	February 28, 2025
Revenue earning devices	$8,355,295	$6,831,352
Less: Accumulated depreciation	(3,257,668)	(2,292,172)
	$5,097,627	$4,539,180

During the year ended February 28, 2026, the Company made total additions to revenue earning devices of $2,632,720 which were transferred from inventory. For the year ended February 28, 2026, the Company disposed of assets with a value $1,108,776 and related accumulated depreciation $1,037,839 with a net book value of $70,937 for zero net proceeds..

During the year ended February 28, 2025, the Company made total additions to revenue earning devices of $3,398,505 which were transferred from inventory. There was no permanent impairment on revenue earning services for the year ended February 28, 2025.

Depreciation and amortization for the years ended February 28, 2026, and February 28, 2025, are as follows:

Depreciation and Amortization RED	Year Ended February 28, 2026	Year Ended February 28, 2025

Cost of Goods Sold	$1,981,679	$1,051,498
Operating expenses	91,811	287,830
Total Depreciation and Amortization RED	$2,073,490	$1,339,328

F-17

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. FIXED ASSETS

Fixed assets consisted of the following:

	February 28, 2026	February 28, 2025
Automobile	$74,237	$74,237
Demo devices	265,421	302,186
Tooling	107,020	107,020
Machinery and equipment	17,246	8,825
Computer equipment	157,448	157,448
Office equipment	15,312	15,312
Furniture and fixtures	21,225	21,225
Warehouse equipment	38,746	36,305
Leasehold improvements	26,956	26,956
	723,611	749,514
Less: Accumulated depreciation	(540,426)	(491,186)
	$183,185	$258,328

During the year ended February 28, 2026, the Company made additions to fixed assets of $10,863 and also additions through inventory transfers of $55,701. For the year ended February 28, 2026, the Company disposed of assets with a value $92,466 and related accumulated depreciation $70,154 with a net book value of $22,312 for zero net proceeds.

During the year ended February 28, 2025, the Company made additions to fixed assets of $23,724 and also additions through inventory transfers of $107,836.

Depreciation and amortization for the years ended February 28, 2026, and February 28, 2025, are as follows:

Depreciation and Amortization	Year Ended February 28, 2026	Year Ended February 28, 2025

Fixed assets	$49,240	$141,309
Revenue earning devices	91,811	287,830
Total Depreciation and Amortization included in operating expenses	$141,051	$429,139

F-18

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. DEFERRED VARIABLE PAYMENT OBLIGATION

On February 1, 2019 the Company entered into an agreement with an investor whereby the investor would pay up to $900,000 in exchange for a perpetual 9% rate payment (Payments) on the Company’s reported quarterly revenue from operations excluding any gains or losses from financial instruments (Revenues). At February 29, 2020 the investor has advanced the full $900,000.

On May 9, 2019 the Company entered into two similar arrangements with two investors:

(1)	The investor would pay up to $400,000 in exchange for a perpetual 4% rate Payment on the Company’s reported quarterly Revenues. At February 29, 2020, $400,000 has been paid to the Company.

(2)	The investor would pay up to $50,000 in exchange for a perpetual 1.11% rate Payment on the Company’s reported quarterly Revenues. At February 29, 2020, $50,000 has been paid to the Company.

These variable payments (Payments) are to be made 30 days after the end of each fiscal quarter. If the Payments would deplete RAD’s available cash by more than 30%, the Payments may be deferred for up to 12 months after the quarterly report at an interest rate of 6% per annum on the unpaid amount.

In the event that at least 10% of the assets of the Company are sold by the Company, the investors would be entitled to the fair market value (FMV) of all future Payments associated with the assets sold as determined by an independent valuator to be chosen by the investors. The FMV cannot exceed 30% of the total asset disposition price defined as the total price paid for the assets plus all future Payments associated with the assets sold. In the event that the common or preferred shares are sold by the Company to a third party as to effect a change in control, then the investors must be paid the FMV of all future Payments in one lump payment. The FMV cannot exceed 30% of the share disposition price defined as the total price the third party paid for the shares plus the total value of all future Payments.

On November 18, 2019 the Company entered into another similar arrangement with the (February 1, 2019) investor above whereby the investor would advance up to $225,000 in exchange for a perpetual 2.25% rate Payment on the Company’s quarterly Revenues (commencing on quarter ending May 31, 2020). At February 29, 2020 the investor has advanced $109,000 and the investor advanced the $116,000 remainder as of May 2020.

On December 30, 2019 the Company entered into another similar arrangement with a new investor whereby the investor would advance up to $100,000 in exchange for a perpetual 1.00% rate Payment on the Company’s quarterly Revenues (commencing quarter ended November 30, 2020). At February 29, 2020 the investor has advanced $50,000 with the remainder to be advanced no later than June 30, 2020. If the total investor advances turns out to be less than $100,000, this would not constitute a breach of the agreement, rather the 1.00% rate would be adjusted on a pro-rata basis.

On April 22, 2020 the Company entered into another similar arrangement with the (first May 9, 2019) investor above whereby the investor would advance up to $100,000 in exchange for a perpetual 1.00% rate Payment on the Company’s quarterly Revenues. At May 31, 2020 the investor has fully funded this commitment.

On July 1, 2020 the Company entered into a similar agreement with the first investor whereby the investor would pay up to $800,000 in exchange for a perpetual 2.75% rate payment (Payment) on the Company’s reported quarterly revenue. These Payments are to be made 90 days after the fiscal quarter with the first payment being due no later than May 31, 2021. If the Payments would deplete RAD’s available cash by more than 20%, the payment may be deferred. The investor had agreed to pay $100,000 per month over an 8 month period with the first payment due July 2020 and the final payment no later than February 28, 2021. As at August 31, 2020 the investor had fully funded the $800,000 commitment

F-19

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On August 27, 2020 the Company and the first investor referred to above consolidated the three separate agreements of February 1, 2019 for $900,000, November 18, 2019 for $225,000 and July 1, 2020 for $800,000 into a new agreement for a total of $1,925,000. This new agreement is for similar terms as the above agreements save for the following: the rate payment is revised to 14.25% payable on revenues commencing the quarter ended August 31, 2020 and the Payments are secured by the assets of the Company. This interest may be secured by UCC filing but is subordinated to equipment financing on the products the Company leases to its customers.

In summary of all agreements mentioned above if in the event that at least 10% of the assets of the Company are sold by the Company, the investors would be entitled to the fair market value (FMV) of all future Payments associated with the assets sold as determined by an independent valuator to be chosen by the investors. The FMV cannot exceed 43.77% of the total asset disposition price defined as the total price paid for the assets plus all future Payments associated with the assets sold. In the event that the common or preferred shares are sold by the Company to a third party as to effect a change in control, then the investors must be paid the FMV of all future Payments in one lump payment. The FMV cannot exceed 43.77% of the share disposition price defined as the total price the third party paid for the shares plus the total value of all future Payments. As of March 1, 2021 as a result of the amendment with the first investor noted below. This aggregate asset disposition % was reduced from 43.77 % to 33.77%

The Payments will first become payable on June 30, 2019 (unless otherwise indicated) based on the quarterly Revenues for the quarter ended May 31, 2019 and will accrue every quarter thereafter. As of February 28, 2026, the Company has accrued approximately $3,161,727 in Payments, of which $1,901,259 is in arrears. As of February 28, 2025, the Company has accrued approximately $1,901,258 in Payments, of which $904,377 is in arrears No notices have been received by the Company.

On March 1, 2021 the first investor referred to above whose aggregate investment is $1,925,000 revised his agreements as follows:

1)	The rate payment was reduced from 14.25 % to 9.65%
2)	The asset disposition % (see below) was reduced from 31 % to 21%

In consideration for the above changes, the investor received 40 Series F Convertible Preferred Stock and a warrant to purchase 367 shares of its Series F Convertible Preferred Stock with a five-year term and an exercise price of $1.00. During the three months ended May 31, 2021 the warrant holder exercised warrants to acquire 38 shares of Series F Convertible Preferred Stock. The company attributed a fair value based on recent transactions for the Series F Preferred stock and warrants of $33,015,214 and recorded a loss on settlement of debt with a corresponding adjustment to paid in capital.

The Company retains total involvement in the generation of cash flows from these revenue streams that form the basis of the payments to be made to the investors under this agreement. Because of this, the Company has determined that the agreements constitute debt agreements. As of February 28, 2026, and February 28, 2025, the long-term balances other than Payments already owed is the cash received of $2,525,000 and $2,525,000, respectively.

For both the years ended February 28, 2026 and February 28, 2025, the Company has received $0 related to the deferred payment obligation as the balance remains $2,525,000 at both February 28, 2026 and February 28, 2025.

F-20

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. RELATED PARTY TRANSACTIONS

For the years ended February 28, 2026, and February 28, 2025, the Company had net (advances) repayments of ($132,268) and ($71,927), respectively, to its loan payable-related party. At February 28, 2026, the loan payable-related party was $461,633 and $329,365 at February 28, 2025. As of February 28, 2026, included in the balance due to the related party is $285,638 of deferred salary all of which bears interest at 12%. As of February 28, 2025, included in the balance due to the related party is $190,013 of deferred salary all of which bears interest at 12%. The accrued interest included at February 28, 2026, was $79,268 (February 28, 2025- $51,575).

During the year ended February 28, 2026, the Company a net repayment of $390,744 in deferred compensation for the CEO. This would bring his annual bonus for the year ended February 28, 2026, to $1.0 million. For the fiscal year ended February 28, 2025, the Company paid out $1,390,744 to the CEO. During the year ended February 28, 2025, the Company a net accrual of $1,663,833 in deferred compensation for the CEO. This would bring his annual bonus for the year ended February 28, 2025, to $2.5 million. For the fiscal year ended February 28, 2025, the Company paid out $836,167 to the CEO. This was all in accordance with a December 2023 board action allowing for $1 million of discretionary compensation.

During the years ended February 28, 2026, and February 28, 2025, the Company accrued 1,500 Series G shares to be issued totaling $1,500,000 and 1,500 Series G preferred shares to be issued totaling $1,500,000, respectively, both per Company resolution. The Series G preferred shares are redeemable at $1,000 per share and will be issued by the Company at the appropriate time. The balance of Incentive Compensation Plan Payable at February 28, 2026, was $5,500,000 and the balance February 28, 2025, was $4,000,000.

During the years ended February 28, 2026, and February 28, 2025, the Company was charged $2,576,111 and $2,541,180, respectively in consulting fees for research and development to a company partially owned by a principal shareholder included in research and development expenses. The principal shareholder received no compensation from this partially owned research and development company and the fees were spent on core development projects. As at February 28, 2026, and February 28, 2025, the balance due to this company was $160,557 and $76,532, respectively.

F-21

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. LOANS PAYABLE

Loans payable at February 28, 2026 consisted of the following:

Date	Maturity	Description		Principal	Interest Rate
July 18, 2016	July 18, 2017	Promissory note	(1)*	$3,500	22%
December 10, 2020	March 1, 2027	Promissory note	(2)	3,921,168	12%
December 10, 2020	March 1, 2027	Promissory note	(3)	2,754,338	12%
December 10, 2020	December 10, 2024	Promissory note	(4)	—	12%
December 14, 2020	March 1, 2027	Promissory note	(5)	310,375	12%
December 30, 2020	March 1, 2027	Promissory note	(6)	350,000	12%
January 1, 2021	March 1, 2027	Promissory note	(7)	25,000	12%
January 1, 2021	March 1, 2027	Promissory note	(8)	145,000	12%
January 14, 2021	March 1, 2027	Promissory note	(9)	237,500	12%
February 22, 2021	March 1, 2027	Promissory note	(10)	1,650,000	12%
March 1, 2021	March 1, 2027	Promissory note	(11)	6,000,000	12%
June 8, 2021	June 8, 2027	Promissory note	(12)	2,750,000	12%
July 12, 2021	July 26, 2026	Promissory note	(13)	—	7%
September 14, 2021	September 14, 2027	Promissory note	(14)	1,650,000	12%
July 28, 2022	March 1, 2027	Promissory note	(15)	170,000	15%
August 30, 2022	August 30,2027	Promissory note	(16)	3,000,000	15%
September 7, 2022	March 1, 2027	Promissory note	(17)	400,000	15%
September 8, 2022	March 1, 2027	Promissory note	(18)	475,000	15%
October 13, 2022	March 1, 2027	Promissory note	(19)	350,000	15%
October 28, 2022	October 31, 2026	Promissory note	(20)	400,000	15%
November 9, 2022	October 31, 2026	Promissory note	(20)	400,000	15%
November 10, 2022	October 31, 2026	Promissory note	(20)	400,000	15%
November 15, 2022	October 31, 2026	Promissory note	(20)	400,000	15%
January 11, 2023	October 31, 2026	Promissory note	(20)	400,000	15%
February 6, 2023	October 31, 2026	Promissory note	(20)	400,000	15%
April 5. 2023	October 31, 2026	Promissory note	(20)	400,000	15%
April 20, 2023	October 31, 2026	Promissory note	(20)	400,000	15%
May 11, 2023	October 31, 2026	Promissory note	(20)	400,000	15%
October 27, 2023	October 31, 2026	Promissory note	(20)	400,000	15%
November 30, 2023	April 30, 2027	Purchase Agreement	(21)	203,000	15%
March 8, 2024	August 8, 2027	Purchase Agreement	(22)	350,000	15%
July 26, 2025	July 26, 2026	Promissory note	(23)	165,000	15%
August 7,2025	August 7,2026	Promissory note	(24)	245,000	15%
August 25, 2025	August 25, 2026	Promissory note	(25)	137,500	15%
August 25, 2025	May 6, 2026	Future Receivables Purchase and Sale Agreement	(26)	189,951	108%
September 25, 2025	September 25, 2026	Promissory note	(27)	550,000	15%
October 30. 2025	October 30. 2026	Promissory note	(28)	200,000	15%
November 6, 2025	November 6, 2026	Promissory note	(29)	275,000	15%
November 24, 2025	November 24, 2026	Promissory note	(30)	450,000	15%
December 9, 2025	December 9, 2026	Promissory note	(31)	450,000	15%
December 17, 2025	September 23, 2026	Business loan	(32)	329,962	65%
December 22, 2025	December 22, 2026	Convertible note	(33)	495,000	12%
December 27, 2025	December 27, 2026	Promissory note	(34)	275,000	15%
January 12, 2026	January 12, 2027	Promissory note	(35)	330,000	15%
January 27, 2026	January 27, 2027	Promissory note	(36)	170,000	15%
February 2, 2026	February 2, 2027	Promissory note	(37)	330,000	15%
February 19, 2026	February 19, 2027	Convertible note	(38)	165,000	12%

February 24, 2026	February 24, 2027	Promissory note	(39)	170,000	15%
				$33,672,294

Less: current portion of loans payable				(9,483,914)
Less: discount on non-current loans payable				-
Non-current loans payable, net of discount				$24,188,380

Current portion of loans payable				$9,483,914
Less: discount on current portion of loans payable				(635,774)
Current portion of loans payable, net of discount				$8,848,140

*	In default

As of February 28, 2026 , all long term debt matures in the fiscal year ending February 29, 2028.

F-22

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1)	This note was transferred from convertible notes payable because in August 2022 it was no longer convertible due to restrictions placed on the lender.

(2)	This promissory note was issued as part of a debt settlement whereby $2,683,357 in convertible notes and associated accrued interest of $1,237,811 totaling $3,921,168 was exchanged for this promissory note of $3,921,168, and a warrant to purchase 450,000,000 shares at an exercise price of $.002 per share and a three-year maturity having a relative fair value of $990,000. This note is secured by a general security charging all of the Company’s present and after-acquired property. On November 28, 2023, the parties extended the maturity date from December 10, 2023, to March 1, 2025, with all other terms and conditions remaining the same. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

(3)	This promissory note was issued as part of a debt settlement whereby $1,460,794 in convertible notes and associated accrued interest of $1,593,544 totaling $3,054,338 was exchanged for this promissory note of $3,054,338, and a warrant to purchase 250,000,000 shares at an exercise price of $0.002 per share and a three-year maturity having a relative fair value of $550,000. This note is secured by a general security charging all of the Company’s present and after-acquired property. $300,000 has been repaid during the year ended February 29, 2024. On November 28, 2023, the parties extended the maturity date from December 10, 2023, to March 1, 2025, with all other terms and conditions remaining the same. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same. On November 24, 2025, the Company entered into an exchange agreement where the holder can exchange all or part of the principal and interest of the note into common shares at an exchange amount of 90% of the previous 5 day’s lowest bid price. On February 8, 2026, the holder exchanged $192,000 in accrued interest for 8,000,000 common shares at fair value of $320,000 with a loss on settlement of $128,000.

(4)	This promissory note was issued as part of a debt settlement whereby $103,180 in convertible notes and associated accrued interest of $62,425 totaling $165,605 was exchanged for this promissory note of $165,605, and a warrant to purchase 80,000,000 shares at an exercise price of $.002 per share and a three-year maturity having a fair value of $176,000.The maturity date was extended from December 10, 2023 to December 10, 2024 on February 29, 2024 and a fee of $22,958 was paid and charged to interest expense. The Company was charged a penalty of $24,510 which it added the loan with a corresponding adjustment to interest expense. The Company repaid the loan in full $190,155 with accrued interest of $104,046.

(5)

This promissory note was issued as part of a debt settlement whereby $235,000 in convertible notes and associated accrued interest of $75,375 totaling $310,375 was exchanged for this promissory note of $310,375, and a warrant to purchase 25,000,000 shares at an exercise price of $.002 per share and a three-year maturity having a fair value of $182,500. On December 14, 2023, the parties extended the maturity date from December 14. 2023 date to March 1,2027.

(6)	The note, with an original principal amount of $350,000, may be pre-payable at any time. The note balance includes an original issue discount of $35,000 and was issued with a warrant to purchase 50,000,000 shares at an exercise price of $0.025 per share with a 3-year term and having a relative fair value of $271,250. The discounts are being amortized over the term of the loan. After allocating these charges to debt and equity according to their respective values, a debt discount of $271,250 with a corresponding adjustment to paid in capital for the relative fair value of the warrant. On March 1, 2024, the unamortized relative fair value discount of $65,092 was removed with a corresponding adjustment to accumulated deficit. A $8,399 unamortized discount remained. On November 28, 2023, the parties extended the maturity date from December 10, 2023, to March 1, 2025, with all other terms and conditions remaining the same. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same. For the year ended February 28, 2026, the Company recorded amortization expense of $138, with an unamortized discount of $0 at February 28, 2026.The loan is fully amortized.

(7)	This promissory note was issued as part of a debt settlement whereby $9,200 in convertible notes and associated accrued interest of $6,944 totaling $16,144 was exchanged for this promissory note of $25,000. This note is secured by a general security charging all of the Company’s present and after-acquired property. On November 28, 2023, the parties extended the maturity date from January 1, 2024, to March 1, 2025, with all other terms and conditions remaining the same. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

(8)	This promissory note was issued as part of a debt settlement whereby $79,500 in convertible notes and associated accrued interest of $28,925 totaling $108,425 was exchanged for this promissory note of $145,000. This note is secured by a general security charging all of the Company’s present and after-acquired property. On November 28, 2023, the parties extended the maturity date from January 1, 2024, to March 1, 2025, with all other terms and conditions remaining the same. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

F-23

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(9)	The note, with an original principal amount of $550,000, may be pre-payable at any time. The note balance includes an original issue discount of $250,000 and was issued with a warrant to purchase 50,000,000 shares at an exercise price of $0.025 per share with a 3-year term and having a relative fair value of $380,174. The discounts are being amortized over the term of the loan. After allocating these charges to debt and equity according to their respective values, a debt discount of $380,174 with a corresponding adjustment to paid in capital. On March 1, 2024, the unamortized relative fair value discount of $80,284 was removed with a corresponding adjustment to accumulated deficit. A $10,559 unamortized discount remained. On November 28, 2023, the parties extended the maturity date from January 14, 2024, to March 1, 2025, with all other terms and Conditions remaining the same. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same. For the year ended February 28, 2026, the Company recorded amortization expense of $144, with an unamortized discount of $0 at February 28, 2026.The loan is fully amortized. Through an exchange agreement on February 11, 2025, the Company repaid $162,000 in principal st through the issuance of 600,000 common shares. On March 28, 2025 the Company entered into an exchange agreement where the holder can exchange all or part of the principal and interest of the note into common shares at an exchange amount of 90% of the previous 5 day’s lowest VWAP price. On March 5, 2025 the Company repaid $150,500 in loan principal as well as $275,000 in accrued interest (all totaling $425,500) was repaid on March 5, 2025 through the issuance of 1,850,000 common shares at a fair value of $444,000 with a loss on settlement of $18,500.

(10)	The note, with an original principal balance of $1,650,000, may be pre-payable at any time. The note balance includes an original issue discount of $150,000 and was issued with a warrant to purchase 100,000,000 shares at an exercise price of $0.135 per share with a 3-year term and having a relative fair value of $1,342,857. The discount and warrant are being amortized over the term of the loan. After allocating these charges to debt and equity according to their respective values, a debt discount of $1,342,857 with a corresponding adjustment to paid in capital for the relative fair value of the warrant. The maturity date was extended from February 22, 2022, to February 22, 2024, on February 28, 2022, in exchange for warrants to purchase 50,000,000 at an exercise price of $.0164 and a 3-year term. These warrants have a fair value of $950,000 recorded as interest expense with a corresponding adjustment to paid in capital recorded in the year ended February 28, 2022. On November 28, 2023, the parties extended the maturity date from February 22, 2024, to March 1, 2025, with all other terms and conditions remaining the same. On March 1, 2024, the unamortized relative fair value discount of $497,614 was removed with a corresponding adjustment to accumulated deficit. A $55,585 unamortized discount remained. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same. For the year ended February 28, 2026, the Company recorded amortization expense of $700, with an unamortized discount of $0 at February 28, 2026. The loan is fully amortized. On November 24, 2025, the Company entered into an exchange agreement where the holder can exchange all or part of the principal and interest of the note into common shares at an exchange amount of 90% of the previous 5 day’s lowest bid price.

(11)	The unsecured note may be pre-payable at any time. Cash proceeds of $5,400,000 were received. The note balance of $6,000,000 includes an original issue discount of $600,000 and was issued with a warrant to purchase 300,000,000 shares at an exercise price of $0.135 per share with a 3-year term and having a relative fair value of $4,749,005 using Black-Scholes with assumptions described in note 13. The discounts are being amortized over the term of the loan. After allocating these charges to debt and equity according to their respective values, a debt discount of $4,749,005 with a corresponding adjustment to paid in capital for the relative value of the warrant. The maturity was extended from March 1, 2022 to March 1, 2024 on February 28, 2022 in exchange for warrants to purchase 150,000,000 shares of common stock at an exercise price of $.0164 and a 3 year term. These warrants have a fair value of $2,850,000 recorded as interest expense with a corresponding adjustment to paid in capital recorded in the year ended February 28, 2022. This note has been fully amortized. This note was again extended to March 1, 2025. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same. On March 28, 2025 the Company entered into an exchange agreement where the holder can exchange all or part of the principal and interest of the note into common shares at an exchange amount of 90% of the previous 5 day’s lowest VWAP price. For the year ended February 28, 2026, the Company has issued 36,500,000 common shares at fair market value of $4,365,500 to repay $3,840,500 in accrued interest with a loss on settlement of debt of $525,000.

(12)	The note, with an original principal balance of $2,750,000, may be pre-payable at any time. The note balance includes an original issue discount of $50,000 and was issued with a warrant to purchase 170,000,000 shares at an exercise price of $0.064 per share with a 3-year term and having a relative fair value of $2,035,033. The discounts are being amortized over the term of the loan. After allocating these charges to debt and equity according to their respective values, a debt discount of $2,035,033 with a corresponding adjustment to paid in capital. The maturity date was extended from June 8, 2022 to June 8, 2024 on February 28, 2022 in exchange for warrants to purchase 85,000,000 at an exercise price of $.0164 and a 3 year term. These warrants have a fair value of $1,615,000 recorded as interest expense with a corresponding adjustment to paid in capital recorded in the year ended February 28, 2022. This note was extended to June 8, 2025. On March 1, 2024, the unamortized relative fair value discount of $33,547 was removed with a corresponding adjustment to accumulated deficit. A $4,121 unamortized discount remained. For the year ended February 28, 2026, the Company recorded amortization expense of $964, with an unamortized discount of $0 at February 28, 2026. The loan is fully amortized On April 16, 2025, the parties again extended the maturity date from June 8, 2025, to June 8, 2027, with all other terms and conditions remaining the same. On November 24, 2025, the Company entered into an exchange agreement where the holder can exchange all or part of price the principal and interest of the note into common shares at an exchange amount of 90% of the previous 5 day’s lowest bid price. During the period the holder exchanged $1,416,000 in accrued interest for 25,000,000 common shares at a fair value of $1,680,000 with a loss on settlement of $264,000.

F-24

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(13)	This loan, with an original principal balance of $4,000,160, was in exchange for 184 Series F preferred shares from a former director. The interest and principal are payable at maturity. The loan is unsecured. During the six months ended August 31, 2025 the Company repaid $420,000 as part of a settlement with the estate of the lender. A settlement agreement was entered into on April 25,2025 between the Company and the Estate of the lender whereby the Company will repay a total of $420,000 to fully discharge the outstanding loan balance and accrued interest which totaled $4,790,185. This settlement agreement was approved by the court on June 5, 2025. Upon settlement in August 2025, the Company recorded a gain on settlement of debt of $4,370,185. At February 28, 2026 the outstanding principal and interest was $0.

(14)	The note, with an original principal balance of $1,650,000, may be pre-payable at any time. The note balance includes an original issue discount of $150,000 and was issued with a warrant to purchase 250,000,000 shares at an exercise price of $0.037 per share with a 3-year term and having a relative fair value of $1,284,783, The discounts are being amortized over the term of the loan. After allocating these charges to debt and equity according to their respective values, a debt discount of $1,284,783 with a corresponding adjustment to paid in capital. On March 1, 2024, the unamortized relative fair value discount of $572,549 was removed with a corresponding adjustment to accumulated deficit. A $66,846 unamortized discount remained. For the year ended February 28, 2026, the Company recorded amortization expense of $8,856, with an unamortized discount of $16,325 at February 28, 2026. On April 16, 2025, the parties again extended the maturity date from September 14, 2025, to September 14, 2027, with all other terms and conditions remaining the same. On November 24, 2025, the Company entered into an exchange agreement where the holder can exchange all or part of the principal and interest of the note into common shares at an exchange amount of 90% of the previous 5 day’s lowest bid price.

(15)	Original $170,000 note may be pre-payable at any time. The note balance includes an original issue discount of $20,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. On November 29, 2023, the parties extended the maturity date from July 28, 2023, to March 1, 2025, with all other terms and conditions remaining the same. This note has been fully amortized. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

(16)	A warrant holder exchanged 955,000,000 warrants for a promissory note of $3,000,000, bearing interest at 15% with a two year maturity. The fair value of the warrants was determined to be $2,960,500 with a corresponding adjustment to paid-in capital and a debt discount of $39,500 which will be amortized over the term of the loan. Principal and interest due at maturity. On March 1, 2024, the unamortized relative fair value discount of $11,535 was removed with a corresponding adjustment to accumulated deficit. This note has been fully amortized. This note was extended to August 30, 2025. On April 16, 2025, the parties again extended the maturity date from August 30, 2025, to August 30, 2027, with all other terms and conditions remaining the same. On November 24, 2025, the Company entered into an exchange agreement where the holder can exchange all or part of the principal and interest of the note into common shares at an exchange amount of 90% of the previous 5 day’s lowest bid price.

(17)	Original $400,000 note may be pre-payable at any time. The note balance includes an original issue discount of $50,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. On November 29, 2023, the parties extended the maturity date from September 7, 2023, to March 1, 2025, with all other terms and conditions remaining the same. This note has been fully amortized. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

(18)	Original $475,000 note may be pre-payable at any time. The note balance includes an original issue discount of $75,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. On November 29, 2023, the parties extended the maturity date from September 8, 2023, to March 1, 2025, with all other terms and conditions remaining the same. This note has been fully amortized. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

F-25

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(19)	Original $350,000 note may be pre-payable at any time. The note balance includes an original issue discount of $50,000. Principal and interest due at maturity. Secured by a general security charging all of the Company’s present and after-acquired property. On November 29, 2023, the parties extended the maturity date from October 13, 2023, to March 1, 2025, with all other terms and conditions remaining the same. This note has been fully amortized. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

(20)	On October 28, 2022, the Company entered into as secured loan agreement with a lender for up to $4,000,000 including an original issue discount of $500,000. In exchange the Company will issue one series F Preferred Share, extended 329 series F warrants with a March 1, 2026 maturity to a new October 31, 2033 maturity, and issue up to 10 tranches with each tranche of $400,000, with cash proceeds of $350,000 an original issue discount of $50,000, October 31, 2026 maturity, and 61 Series F warrants with a October 31, 2033 maturity. Secured by a general security charging all of the Company’s present and after-acquired property. On November 24, 2025, the Company entered into an exchange agreement where the holder can exchange all or part of the principal and interest of this secured loan agreement into common shares at an exchange amount of 90% of the previous 5 day’s lowest bid price. At February 29, 2024 the Company has issued all 10 tranches totaling $ 4,000,000 as follows:

October 28, 2022, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants and 1 Series F Preferred Share having a relative fair value of $299,399. On March 1, 2024, the unamortized relative fair value discount of $286,775 was removed with a corresponding adjustment to accumulated deficit. A $47,892 unamortized discount remained. For the year ended February 28, 2026, the Company recorded amortization expense of $18,483, with an unamortized discount of $14,428 at February 28, 2026.

November 9, 2022, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $299,750. On March 1, 2024, the unamortized relative fair value discount of $288,513 was removed with a corresponding adjustment to accumulated deficit. A $48,126 unamortized discount remained. For the year ended February 28, 2026, the Company recorded amortization expense of $18,573, with an unamortized discount of $14,502 at February 28, 2026.

November 10, 2022, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $302,020. On March 1, 2024, the unamortized relative fair value discount of $291,694 was removed with a corresponding adjustment to accumulated deficit. A $48,290 unamortized discount remained. For the year ended February 28, 2026, the Company recorded amortization expense of $18,637, with an unamortized discount of $18,647 at February 28, 2026.

November 15, 2022, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $299,959. On March 1, 2024, the unamortized relative fair value discount of $287,814 was removed with a corresponding adjustment to accumulated deficit. A $47,976 unamortized discount remained. For the year ended February 28, 2026, the Company recorded amortization expense of $18,515, with an unamortized discount of $14,456 at February 28, 2026.

January 11, 2023, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $299,959. On March 1, 2024, the unamortized relative fair value discount of $286,813 was removed with a corresponding adjustment to accumulated deficit. A $48,124 unamortized discount remained. For the year ended February 28, 2026, the Company recorded amortization expense of $18,573, with an unamortized discount of $14,502 at February 28, 2026.

February 6, 2023, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $299,959. On March 1, 2024, the unamortized relative fair value discount of $288,342 was removed with a corresponding adjustment to accumulated deficit. A $48,294 unamortized discount remained. For the year ended February 28, 2026, the Company recorded amortization expense of $18,638, with an unamortized discount of $14,557 at February 28, 2026.

F-26

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

April 5, 2023, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $296,245. On March 1, 2024, the unamortized relative fair value discount of $286,821 was removed with a corresponding adjustment to accumulated deficit. A $48,409 unamortized discount remained. For the year ended February 28, 2026, the Company recorded amortization expense of $18,683, with an unamortized discount of $14,594 at February 28, 2026.

April 20, 2023, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $302,219. On March 1, 2024, the unamortized relative fair value discount of $294,824 was removed with a corresponding adjustment to accumulated deficit. A $48,777 unamortized discount remained. For the year ended February 28, 2026, the Company recorded amortization expense of $18,824, with an unamortized discount of $14,711 at February 28, 2026.

May 11, 2023, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $348,983. On March 1, 2024, the unamortized relative fair value discount of $348,831 was removed with a corresponding adjustment to accumulated deficit. A $49,978 unamortized discount remained. For the year ended February 28, 2026, the Company recorded amortization expense of $19,288, with an unamortized discount of $15,096 at February 28, 2026.

October 27 2023, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $261,759. On March 1, 2024, the unamortized relative fair value discount of $254,487 was removed with six a corresponding adjustment to accumulated deficit. A $48,611 unamortized discount remained. For the year ended February 28, 2026, the Company recorded amortization expense of $18,761, with an unamortized discount of $14,657 at February 28, 2026.

(21)

On November 30, 2023, the Company entered into an agreement where the lender will pay the Company $350,000 in exchange for thirteen future monthly payments of $36,750 commencing on April 30,2024 through to April 30, 2025 totaling $477,750. The effective interest rate is 35% per annum. Secured by a general security charging all of RAD’s present and after-acquired property. Default rate of 15% per annum calculated daily on any missed monthly payment and after original maturity. The Company has repaid $147,000 and $53,000 in accrued interest in July to account for the missed April through to August 2024 payments in agreement with the lender. The Company have missed the subsequent monthly payments. On April 16, 2025, the parties extended the maturity date from April 30, 2025, to April 30, 2026, with all other terms and conditions remaining the same. On April 30,2026, the parties extended the maturity to April 30, 2027, with the default rate still applicable after April 30, 2025.

(22)	On March 8, 2024, the Company entered into another agreement where the lender will pay the Company $350,000 in exchange for thirteen future monthly payments of $36,750 commencing on August 8, 2024 through to August 8, 2025 totaling $477,750. The effective interest rate is 35% per annum. Secured by a general security charging all of RAD’s present and after- acquired property. Default rate of 15% per annum calculated daily on any missed monthly payment and after original maturity. The August 2024 through to August 2025 payments have not been made and the note was not repaid at original maturity. On August 8, 2025 the parties extended the maturity to August 8, 2027 , with the default rate still applicable after August 8, 2025.

(23)	Original $165,000 note may be pre-payable at any time. The note balance includes an original issue discount of $15,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. The discount was expensed.

(24)	Original $245,000 note may be pre-payable at any time. The note balance includes an original issue discount of $25,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. The discount was expensed.

(25)	Original $137,500 note may be pre-payable at any time. The note balance includes an original issue discount of $12,500. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. The discount was expensed.

(26)	On August 25, 2025, the Company entered into Future Receivables Purchase and Sale Agreement secured by a general security charging all of RAD’s present and after- acquired property. The Company received net proceeds of $555,671 after fees of $29,329 and a financing fee of $222,300 for total fees of $251,629. The Company must repay $807,300, in weekly payments of 7% of estimated receipts from accounts receivables. The estimated monthly payments will be approximately $99,725. For the year ended February 28, 2026, the Company recorded amortization expense of $192,422, with an unamortized discount of $59,207 at February 28, 2026. For the year ended February 28, 2026, the Company has repaid $617,348.

(27)	Original $550,000 note may be pre-payable at any time. The note balance includes an original issue discount of $50,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. For the year ended February 28, 2026, the Company recorded amortization expense of $19,988, with an unamortized discount of $30,012 at February 28, 2026.

(28)	Original $200,000 note may be pre-payable at any time. The note balance includes an original issue discount of $25,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. For the year ended February 28, 2026, the Company recorded amortization expense of $7,665, with an unamortized discount of $17,335 at February 28, 2026.

(29)	Original $275,000 note may be pre-payable at any time. The note balance includes an original issue discount of $25,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. For the year ended February 28, 2026, the Company recorded amortization expense of $7,229, with an unamortized discount of $17,771 at February 28, 2026.

(30)	Original $450,000 note may be pre-payable at any time. The note balance includes an original issue discount of $50,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. For the year ended February 28, 2026, the Company recorded amortization expense of $10,704, with an unamortized discount of $39,296 at February 28, 2026.

F-27

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(31)

Original $450,000 note may be pre-payable at any time. The note balance includes an original issue discount of $50,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. For the year ended February 28, 2026, the Company recorded amortization expense of $10,410, with an unamortized discount of $39,590 at February 28, 2026.

(32)

On December 17, 2025, the Company entered into a business loan secured by a general security charging all of RAD’s present and after- acquired property. The Company received net proceeds of $300,000 after fees of $14,000 and a financing fee of $91,060 for total fees of $105,060. The Company must repay $405,060, in 4 weekly payments of $2,276.50 and 36 weekly payments of $10,998.72. The loan is personally guaranteed by the CEO. For the year ended February 28, 2026, the Company recorded amortization expense of $19,478 with an unamortized discount of $85,582 at February 28, 2026. For the year ended February 28, 2026, the Company has repaid $75,098.

(33)	$495,000 convertible note that may be redeemed at a premium at any time. The Company received proceeds of $440,000, with fees of $10,000 and an original issue discount of $45,000. Principal and interest due at maturity. For the year ended February 28, 2026, the Company recorded amortization expense of $9,705, with an unamortized discount of $45,295 at February 28, 2026. After 180 days , the note and interest is convertible at a conversion price of 80% of the lowest traded price in the 15 prior trading days.

(34)	Original $275,000 note may be pre-payable at any time. The note balance includes an original issue discount of $25,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. For the year ended February 28, 2026, the Company recorded amortization expense of $4,122, with an unamortized discount of $20,878 at February 28, 2026.

(35)

Original $330,000 note may be pre-payable at any time. The note balance includes an original issue discount of $30,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. For the year ended February 28, 2026, the Company recorded amortization expense of $3,864, with an unamortized discount of $26,136 at February 28, 2026.

(36)	Original $170,000 note may be pre-payable at any time. The note balance includes an original issue discount of $20,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. For the year ended February 28, 2026, the Company recorded amortization expense of $1,769, with an unamortized discount of $18,231 at February 28, 2026.

(37)

Original $330,000 note may be pre-payable at any time. The note balance includes an original issue discount of $30,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. For the year ended February 28, 2026, the Company recorded amortization expense of $1,863, with an unamortized discount of $28,137 at February 28, 2026.

(38)	$165,000 convertible note that may be redeemed at a premium at any time. The Company received proceeds of $142,500, with fees of $7,500 and an original issue discount of $15,000. Principal and interest due at maturity. For the year ended February 28, 2026, the Company recorded amortization expense of $484, with an unamortized discount of $22,016 at February 28, 2026. After 180 days , the note and interest is convertible at a conversion price of 80% of the lowest traded price in the 15 prior trading days.

(39)

Original $170,000 note may be pre-payable at any time. The note balance includes an original issue discount of $20,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. For the nine months ended February 28, 2026, the Company recorded amortization expense of $188, with an unamortized discount of $19,812 at February 28, 2026.

F-28

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. STOCKHOLDERS’ DEFICIT

Preferred Stock: The Company is authorized to issue up to 20,000,000 shares of $0.001 par value preferred stock. The board of directors is authorized to designate any series of preferred stock up to the total authorized number of shares.

Series B Convertible, Redeemable Preferred Stock

The board of directors has designated 5,000 shares of Series B Convertible, Redeemable Preferred Stock with a par value of $0.001 per share. As of February 28, 2026 , there are no shares of Series B Preferred Stock outstanding. The Series B Convertible Preferred Stock are redeemable at $1,200 per share, rank in priority to common stock and common stock equivalents upon liquidation of the Company, have voting rights on a converted basis and receives quarterly dividends of 8%. Each holder may, at any time and from time to time convert all, but not less than all, of their shares of Series B Convertible, Redeemable Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by dividing the redemption value by the Conversion Price. The Conversion price is equal to the lower of (1) a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the acquisition of the shares and (2) the lowest traded price of the Common Stock during the ten (10) calendar days immediately preceding, but not including, the Conversion Date. Following an event of default,” as defined in the Purchase Agreement, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling eighty five percent (85%) of the lowest traded price for the Company’s common stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date. Each share of Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of eight percent (8%) per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Preferred Stock at the discretion of the Company. Any dividends that are not paid a shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 14% per annum or the lesser rate permitted by applicable law which shall accrue and compound daily from the dividend payment date through and including the date of actual payment in full. On the thirtieth day following the issue date of this Preferred Stock the Company shall have the obligation to redeem one-third of the Preferred Stock outstanding for a redemption price equal to the redemption value of each such share of Preferred Stock, plus any accrued but unpaid dividends, plus all other amounts due to the Holder including, but not limited to Late Fees, liquidated damages and the legal fees and expenses of the Holder’s counsel. On the sixtieth (60th) calendar day following the date Preferred Stock is issued, the Corporation shall have the obligation to redeem one-half of the Preferred Stock then outstanding for the redemption price. On the ninetieth (90th) calendar day following the date Preferred Stock is issued, the Corporation shall have the obligation to redeem all of the Preferred Stock then outstanding for the redemption price. From the date of issuance until the date no shares of Series B Preferred Stock are issued and outstanding, unless Holders of at least 75% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly: (a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (c) amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire of any shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares as permitted or required under the Transaction Documents: (e) pay cash dividends or distributions on Junior Securities of the Corporation; f) enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or(g) enter into any agreement with respect to any of the foregoing.

F-29

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Series C Convertible, Redeemable Preferred Stock

The board of directors has designated 1,000 shares of Series C Convertible, Redeemable Preferred Stock with a par value of $0.001 per share. As of the February 28, 2026, there are 417 shares of Series C Preferred Stock outstanding. The Series C Convertible Preferred Stock are redeemable at $1,200 per share, rank in priority to common stock and common stock equivalents upon liquidation of the Company, have voting rights on a converted basis and receives quarterly dividends of 12%. Each holder may, after 180 days after issuance, at any time and from time to time convert all, but not less than all, of their shares of Series C Convertible, Redeemable Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by dividing the redemption value by the Conversion Price. The Conversion price is equal to the lower of (1) a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the acquisition of the shares and (2) the lowest traded price of the Common Stock during the ten (10) calendar days immediately preceding, but not including, the Conversion Date. Following an event of default,” as defined in the Purchase Agreement, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling ninety percent (90%) of the lowest traded price for the Company’s common stock during the ten (10) Trading Days immediately preceding, but not including, the Conversion Date. Each share of Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of twelve percent (12%) per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Preferred Stock at the discretion of the Company. Any dividends that are not paid a shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 14% per annum or the lesser rate permitted by applicable law which shall accrue and compound daily from the dividend payment date through and including the date of actual payment in full. On the one hundred eightieth day following the issue date of this Preferred Stock the Company shall have the obligation to redeem all outstanding Series Preferred Shares for one hundred nine and one half percent (109.5%) of the stated value, plus any accrued but unpaid dividends, plus all other amounts due to the Holder pursuant to the Certificate of Designation and/or any Transaction Documents (“Redemption Date”). Prior to the Redemption Date, the Company at its discretion and on three (3) Trading Days’ written notice, may redeem all outstanding Preferred Shares for one hundred nine and one half percent (109.5%) of the stated value, plus any accrued but unpaid dividends, plus all other amounts due to the Holder pursuant to the Certificate of Designation and/or any Transaction Documents.

From the date of issuance until the date no shares of Series C Preferred Stock are issued and outstanding, unless Holders of at least 75% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly: (a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (c) amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire of any shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares as permitted or required under the Transaction Documents: (e) pay cash dividends or distributions on Junior Securities of the Corporation; f) enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or(g) enter into any agreement with respect to any of the foregoing.

F-30

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Series E Preferred Stock

The board of directors has designated 4,350,000 shares of Series E Preferred Stock. As of February 28, 2026, there are 3,350,000 shares of Series E Preferred Stock outstanding. The Series E Preferred Stock ranks subordinate to the Company’s common stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation. The Series E preferred stock is non-redeemable, does not have rights upon liquidation of the Company and does not receive dividends. The outstanding shares of Series E Preferred Stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of equity instruments with voting rights. As a result, the holder of Series E Preferred Stock has 2/3rds of the voting power of all shareholders at any time corporate action requires a vote of shareholders.

Series F Convertible Preferred Stock

The board of directors has designated 10,000 shares of Series F Convertible Preferred Stock with a par value of $1.00 per share. As of February 28, 2026 , there are 2,513 shares of Series F Convertible Preferred Stock outstanding. The Series F Convertible Preferred Stock is non-redeemable, does not have rights upon liquidation of the Company, does not have voting rights and does not receive dividends. Each holder may, at any time and from time to time convert all, but not less than all, of their shares of Series F Convertible Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion by three and 45 100ths (3.45) on a pro rata basis. So long as any shares of Series F Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of the majority of the holders: (a) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series F convertible preferred stock; (b) create any Senior Securities; (c) create any pari passu Securities; (d) do any act or thing not authorized or contemplated by the Certificate of Designation which would result in any taxation with respect to the Series F Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

Series G Preferred Stock

The board of directors has designated 100,000 shares of Series G Preferred Stock. As of the date of this report, there are no shares of Series G Preferred Stock outstanding. The series G shares are redeemable at $1,000 per share The Series G preferred stock does not have voting rights, does not have rights upon liquidation of the Company and does not receive dividends.

Summary of Preferred Stock Activity

F-31

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Series C Convertible, Redeemable Preferred Stock (Temporary Equity)

On February 10, 2025, in connection with a Share Purchase Agreement the Company created a new class of Series C Convertible Redeemable with 1,000 authorized shares.

In exchange for 306 Series C Convertible Redeemable Preferred Shares (“Series C”), the Company received gross proceeds of $306,000 with net proceeds of $278,580 after paying $6,000 in legal fees and $21,420 in broker fees both charged against paid in capital. The Company must redeem the shares at stated capital of 1,200 per share and a 1.095 premium at 180 days after issuance. The Company recorded the 306 outstanding shares at its redemption value of $402,084 at February 28, 2025, with the offsetting adjustment to paid in capital. During the year the Company issued 12% quarterly dividends in 44 Series C shares with a value of $58,100. The Company failed to redeem the Series C shares on the August 9, 2025 redemption date and a penalty of 114 Series C shares with a value of $149,307 was recorded. In August 2025 the Company redeemed 95 Series C shares for $125,000 including a deemed dividend of $29,871. In September 2025 the Company failed to convert a conversion notice of 96 shares. This conversion was withdrawn in December 2025 and a new conversion for 85 Series C shares with a value of $111,690 including a dividend of $84,690 with a corresponding adjustment to paid in capital .In exchange for the converted Series C shares , the Company issued 1,994,464 common shares. In January 2026, the Company failed to convert a conversion notice of 80 shares. On March 19, 2026 the Company entered into an agreement with the investor whereby the parties agreed to reduce the penalty on the September 2025 and January 2026 failed conversion to 133 Series C shares at a value of $175,140 ( The penalty was reduced from 345 Series C shares to 133 Series C shares) . The parties agreed on the Series C share balance at February 28, 2026 to be 417 series C shares. In addition the parties agreed to issue an additional 222 Series C shares for proceeds of $200,000 and fees of $22,000. These shares have a redemption value of $291.708. Also on March 19, 2026 ,the parties agreed to convert 165 Series C shares at a value of $198,000 for 13,550,625 common shares. At February 28, 2026 and February 28, 2025 there are 417 and 306 outstanding Series C shares.

Series F Convertible Preferred Stock

Each holder of Series F Convertible Preferred Shares may, at any time and from time to time convert all, but not less than all, of their shares into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion by three and 45 100ths (3.45) on a pro rata basis.

On April 30, 2024 the Company increased authorized shares to 10,000 Series F Preferred Shares.

Series F Preferred Stock Activity:

During the year ended February 28, 2026 Series F shareholders there was no activity.

During the year ended February 28, 2025 Series F shareholders had the following activity:

—	A Series F preferred shareholder exchanged 20 Series F preferred shares for a $400,000 note payable. (see Note 11). The Company record an adjustment to the par value of the shares of $20, paid -in capital for the carrying value of the shares of $65,793 with the remaining amount of $334,187 a deemed dividend.

At both February 28, 2026 and February 28, 2025 there are 2513 outstanding Series F preferred stock.

Unissued Series F Preferred Stock

At both February 28, 2026 and February 28, 2025 there remains 46 issuable Series F preferred stock at a value of $99,086.

Summary of Preferred Stock Warrant Activity

	Number of Series F Preferred Warrants	Weighted Average Exercise Price	Weighted Average Remaining Years
Outstanding at March 1, 2025	939	$1.00	8.5
Issued	—	—	—
Exercised	—	—	—
Forfeited and cancelled	—	—	—
Outstanding at February 28, 2026	939	$1.00	7.5

F-32

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Summary of Common Stock Activity

The Company increased authorized common shares from 5,000,000,000 to 6,000,000,000 on July 8, 2022, from 6,000,000,000 to 7,225,000,000 on March 19, 2023 from 7,225,000,000 to 10,000,000,000 on August 30, 2023, from 10,000,000,000 to 12,500,000,000 on March 22, 2024., from 12,500,000,000 to 15,000,000,000 on October 4, 2024 from 15,000,000,000 to 20,000,000,000 on February 21, 2025, from 20,000,000,000 to 23,000,000,000 on July 25, 2025 and from 23,000,000,000 to 27,500,000,000 on October 15, 2025.

The Company decreased authorized common shares from 27,500,000,000 to 12,000,000,000 on March 19, 2026.

On February 5, 2026, the holders of a majority of the voting power of the Company’s outstanding voting securities executed the written consent approving a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio of 1-for-100. The common shares have been adjusted to reflect this reverse stock split.

Summary of Common Stock Activity

During the year ended, February 28, 2026, common shareholders had the following activity:

—	the Company issued 50,403,802 common shares with gross proceeds of $5,185,344 and net proceeds of $4,801,184 after paid issuance costs of $274,161. Included in these common shares was a commitment fee of $90,000 on the issuance of 1,354,167 shares bringing total fees to $364,161.

—	the Company issued 71,350,000 common shares in gross proceeds of $6,384,000 to repay $5,411,000 loans payable and $37,500 in accrued interest with loss on settlement of $935,500 .

—

the Company issued 1,994,464 common shares in gross proceeds of $111,690 on the conversion of 85 Series C Preferred Shares. A dividend of $84,690 was recorded with a corresponding adjustment to paid -in capital.

During the year ended, February 28, 2025, common shareholders had the following activity:

—	the Company issued 49,796,369 common shares with gross proceeds of $13,697,245 and net proceeds of $13,120,679 after paid issuance costs of $576,565. Included in the net proceeds are $418,669 in share proceeds receivable received after year end. Included in these common shares was a commitment fee of $125,000 on the issuance of 43,859,650 shares bringing total fees to $701,565.

—	the Company issued 1,940,659 common shares to repay $562,000 loans payable from two different lenders.

Summary of Warrant and Stock Option Activity

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Years
Outstanding at February 29, 2024	3,005,957	$0.30	1.00
Issued	—	—	—
Exercised	—	—	—
Forfeited and cancelled	(2,533,243)	(0.30)	—
Outstanding at February 28, 2025	472,714	$0.30	2.44
Issued	—	—	—
Exercised	—	—	—
Forfeited and cancelled	(2,714)	(0.04)	—
Outstanding at February 28, 2026	470,000	$0.04	1.44

During the year ended February 28, 2026 warrant holders had the following activity:

—	During the year warrants to acquire 2,714 shares expired.

During the year ended February 28, 2025 warrant holders had the following activity:

—	During the year warrants to acquire 2,533,243 shares expired.

F-33

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended February 28, 2026 and February 29, 2025, the Company recorded a total of $0 and $0, respectively on stock-based payments for warrants with a corresponding adjustment to additional paid-in capital.

For the years ended February 28, 2026 and February 28, 2025 the Company recorded a total of $315,848 and $331,685 respectively, to stock-based compensation for options and shares with a corresponding adjustment to additional paid-in capital. In addition for both the years ended February 28, 2026 and February 28, 2025 the Company recorded other stock based compensation of $0 payable in Series G Preferred shares which have not yet been issued.

Summary of Common Stock Option Activity

On April 14, 2021, the Shareholders of Series E Preferred Stock and the Board of Directors of our Company (“Board”) approved and adopted the 2021 Incentive Stock Plan (the “2021 Plan”). On August 11, 2022 the Company amended the 2021 Plan increasing the maximum number of shares applicable to the 2021 Plan from 50,000 to 1,000,0000 On August 14, 2023 the Company further amended the plan increasing the maximum shares to 2,000,000.

The purpose of the 2021 Plan is to promote the success of the Company by authorizing incentive awards to retain Directors, executives, selected Employees and Consultants, and reward participants for making major contributions to the success of the Company. The 2021 Plan authorizes the granting of stock options, restricted stock, restricted stock units, stock appreciation rights and stock awards. A total of two million (2,000,000) shares of common stock may be issued under the 2021 Plan. All awards under the 2021 Plan, whether vested or unvested, are subject to the terms of any recoupment, clawback or similar policy of the Company in effect from time to time, as well as any similar provisions of applicable law, which could in certain circumstances require repayment or forfeiture of awards or any shares of stock or other cash or property received with respect to the awards, including any value received from a disposition of the shares acquired upon payment of the awards. The 2021 Plan will be administered by the Board or any Committee authorized by the Board, if applicable, which will have the sole authority to, among other things: construe and interpret the 2021 Plan; make rules and regulations relating to the administration of the 2021 Plan; select participants; and establish the terms and conditions of awards, all in accordance with the terms of the 2021 Plan. The 2021 Plan will remain in effect until April 14, 2031, unless sooner terminated by the Board. Termination will not affect awards then outstanding.

During the year ended February 28, 2026 the Company had the following common stock option activity:

—	On the original 2021 plan, options to purchase 33,000 shares were forfeited due to employee terminations. On the 2023 plan (see below) 57,160 options to purchase shares were forfeited due to employee terminations.

During the year ended February 28, 2025 the Company had the following common stock option activity:

—	On the original 2021 plan, options to purchase 24,750 shares were forfeited due to employee terminations. On the 2023 plan (see below) 39,639 options to purchase shares were forfeited due to employee terminations.

F-34

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Summary of Common Stock Option Activity

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Years
Outstanding at March 1, 2024	1,886,670	$2.00	4.10
Issued	—	—	—
Exercised	—	—	—
Forfeited, extinguished and cancelled	(64,389)	$2.00	(3.50)
Outstanding at February 28, 2025	1,822,281	$2.00	3.10

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Years
Outstanding at March 1, 2025	1,822,281	$2.00	3.10
Issued	—	—	—
Exercised	—	—	—
Forfeited, extinguished and cancelled	(90,160)	$2.00	(2.60)
Outstanding at February 28, 2026	1,732,121	$2.00	2.10

12. COMMITMENTS AND CONTINGENCIES

Litigation

Occasionally, the Company may be involved in claims and legal proceedings arising from the ordinary course of its business. The Company records a provision for a liability when it believes that is both probable that a liability has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on the Company’s condensed consolidated financial statements. Contingencies are inherently unpredictable, and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.

The related legal costs are expensed as incurred.

On September 24, 2024, a prospective lender filed a claim against the Company for an alleged breach of a non-binding term sheet made on June 7, 2024. The Company and its counsel believe the claim is without merit however the courts have mandated mediation. After consideration of business factors the parties executed a settlement agreement in June 2025 with the Company agreeing to pay $65,000 with no admission of wrongdoing. The Company paid the $65,000 on August 1, 2025.

F-35

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Operating Lease

On March 10, 2021, the Company entered into a 10 year lease agreement for a manufacturing facility at 10800 Galaxie Avenue, Ferndale, Michigan, 48220, commencing on May 1, 2021 through to April 30, 2031 with a minimum base rent of $15,880 per month. The base rent increase by 3% per annum commencing May 1, 2024. The Company paid a security deposit of $15,880.

On February 5, 2024, the Company entered into a 3-year lease agreement for a vehicle commencing February 5, 2024 through to February 5, 2027 with a minimum base rent of $1,223 per month. The Company paid a down payment of $9,357.

On March 11, 2025, the Company entered into a 3-year lease agreement for a vehicle commencing March 11, 2025 through to March 11, 2028 with a minimum base rent of $1,286 per month. The Company paid a down payment of $13,188. The Company recorded the right of use asset of $53,739 with a corresponding adjustment to operating lease liability.

The Company’s leases are accounted for as operating leases. The weighted average discount rate used was 10% and the weighted average remaining lease term at February 28, 2026 was 4.93 years. Rent expense and operating lease cost are recorded over the lease terms on a straight-line basis. Rent expense and operating lease cost was $251,883 and $240,731 for the years ended February 28, 2026 and February 28, 2025, respectively.

Maturity of Lease Liabilities	Operating Leases
February 28, 2027	$243,690
February 28, 2028	227,383
February 29, 2029	207,558
February 28, 2030	207,558
February 28, 2031	207,558
February 28, 2032 and after	34,593
Total lease payments	1,128,340
Less: Interest	(207,956)
Present value of lease liabilities	$920,384

F-36

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13. LOSS PER SHARE

The net loss per common share amounts were determined as follows:

	For the Year Ended
	February 28,	February 28,
	2026	2025
Numerator:
Net loss available to common shareholders	$(14,510,251)	$(18,935,592)

Effect of common stock equivalents
Less redemption dividend to Series F and Series B preferred shareholders	(114,561)	(423,476)
Net loss adjusted for common stock equivalents	(14,624,812)	(19,358,968)

Denominator:
Weighted average shares - basic	202,908,578	116,476,733

Net loss per share – basic	$(0.07)	$(0.16)

Denominator:
Weighted average shares – diluted	202,908,578	116,476,733

Net loss per share – diluted	$(0.07)	$(0.16)

The anti-dilutive shares of common stock equivalents for the years ended February 28, 2026 and February 28, 2025 were as follows:

	For the Year Ended
	February 28,	February 28,
	2026	2025
Convertible Series F Preferred Shares	924,161,175	497,229,655
Convertible Series C Preferred Shares	22,830,847	1,718,308
Convertible and exchangeable debt	1,095,380,027	—
Stock options and warrants	2,202,121	2,294,996
Total	2,044,574,170	501,242,959

F-37

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. INCOME TAXES

The Company has adopted ASC 740-10, “Income Taxes”, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable (deferred tax liability) or benefit (deferred tax asset). Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The income tax expense (benefit) consisted of the following for the fiscal years ended February 28, 2026 and ended February 28, 2025:

	February 28, 2026	February 28, 2025
Total current	$—	$—
Total deferred	—	—
Total	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following is a reconciliation of the expected statutory federal income tax provision to the actual income tax benefit for the fiscal years ended February 28, 2026 and February 28, 2025:

February 28, 2026
Federal statutory rate	$(2,900,000)
State income tax benefit, net of federal benefit	(660,000)
Non deductible interest	500,000
Non deductible stock based compensation	334,000
Change in valuation allowance	2,726,000
Total	$—

February 28, 2025
Federal statutory rate	$(4,000,000)
State income tax benefit, net of federal benefit	(900,000)
Non deductible interest	500,000
Non deductible stock based compensation	322,000
Change in valuation allowance	4,078,000
Total	$—

For the years ended February 28, 2026 and February 28, 2025, the expected tax benefit, temporary timing differences and long-term timing differences are calculated at the 21% statutory rate.

F-38

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Significant components of the Company’s deferred tax assets and liabilities were as follows for the fiscal years February 28, 2026 and February 28, 2025:

	February 28, 2026	February 28, 2025
Deferred tax assets:
Net operating loss carryforwards	$22,726,000	$20,000,000

Deferred tax liabilities:
Depreciation	—	—
Deferred revenue	—	—
Total deferred tax liabilities	—	—

Net deferred tax assets:
Less valuation allowance	(22,726,000)	(20,000,000)
Net deferred tax assets (liabilities)	$—	$—

The Company has incurred losses since inception, therefore, the Company has no federal tax liability. Additionally there are limitations imposed by certain transactions which are deemed to be ownership changes which occurred in the Company on August 28, 2017. The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carryforward was approximately $90,000,000 at February 28, 2026 and $76,973,800 at February 28, 2025, that is available for carryforward for federal income tax purposes and begin to expire in 2030.

Although the Company has tax loss carry-forwards, there is uncertainty as to utilization prior to their expiration. Accordingly, the future income tax asset amounts have been fully reserved by a valuation allowance.

The Company has maintained a full valuation allowance against its deferred tax assets at February 28, 2026 and February 28, 2025. A valuation allowance is required to be recorded when it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Since the Company cannot be assured of realizing the net deferred tax asset, a full valuation allowance has been provided.

The Company does not have any uncertain tax positions at February 28, 2026 and February 28, 2025 that would affect its effective tax rate. The Company does not anticipate a significant change in the amount of unrecognized tax benefits over the next twelve months. Because the Company is in a loss carryforward position, the Company is generally subject to US federal and state income tax examinations by tax authorities for all years for which a loss carryforward is available. If and when applicable, the Company will recognize interest and penalties as part of income tax expense.

The Company’s tax returns for the years ended February 28, 2025 and February 29, 2024, and February 28, 2023 are open for examination under Federal statute of limitations.

F-39

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15. SUBSEQUENT EVENTS

Subsequent to February 28, 2026 through to filing date,

— the Company issued 36,786,492 common shares pursuant to a share purchase agreement for gross proceeds of $900,871, issuance costs of $77,391 and cash proceeds of $823,480.

—	the Company issued 39,000,000 shares to a lender to settle $745,900, pursuant to exchange agreements with the lender.

—	the Series C Preferred Shareholder converted 298 Series C preferred shares at a value of $391,572 for 24,473,250 common shares

—	on May 4 2026 the Company entered into an Equity Financing Agreement whereby an investor shall invest up to $10,000,000 over the course of thirty-six (36) month at a purchase price of eighty-seven percent (87%) of the average of the three lowest bid trade price in the 10 day preceding period. In conjunction with the above agreement, the Company entered into a Registration Rights Agreement.

—	on March 12, 2026 the Company issued a promissory note to a lender for $170,000 with cash proceeds of $150,000 and an original issue discount of $20,000. The loan bears interest at 15% compounding annually, matures in 1 year and has a general security charging all of the Company’s present and after-acquired property.

—	on March 19, 2026 the Company entered into a memorandum of understanding whereby the outstanding Series C Preferred Shares were adjusted to 417 Series C Preferred Shares. The memorandum reduced penalties that were added after the Company refused conversions . The reduction amounted to 212.16 Series C Preferred Shares or a stated value of $254,492. In exchange, the Company agreed to proceed with the present conversion of 165 Series C Preferred shares for 13,550,625 common shares and issue 222 new Series C shares with a redemption value of $291,708 in exchange for net proceeds of $200,000.

—	on March 25, 2026, the Company issued a convertible, redeemable note to a lender for $110,000 with cash proceeds of $95,000, an original issue discount of $10,000, and $5,000 for fees. The loan bears interest at 12%, the note is redeemable by the Company at any time subject to a premium ranging from 110% to 140% if redeemed within the first 180 days of the note . The note matures in 1 year and converts after 180 days at 80% of the lowest trading price 15 trading days prior to the conversion date.

—	on March 25, 2026, the Company issued a convertible, redeemable note to a lender for $630,000 with cash proceeds of $595,000, an original issue discount of $30,000, and $5,000 for fees. The loan bears interest at 12%, the note is redeemable by the Company at any time subject to a premium ranging from 110% to 140% if redeemed within the first 180 days of the note. The note matures in 1 year and converts after 180 days at 20% of the lowest trading price 15 trading days prior to the conversion date. A refundable commitment fee of 14.1 million common shares was issued, but is returnable if the loan plus accrued interest is paid back by May 5, 2026. On May 5, 2026, the Company repaid in full, principal and interest of $638,492 and the 14.1 million commitment fee shares were returned.

—	on April 20, 2026, the Company issued a convertible note to a lender for $277,778 with cash proceeds of $250,000, an original issue discount of $27,778, and $5,000 for fees. The loan bears interest at 12%, and the note matures in 1 year. If the loan is prepaid, one year’s full interest of $ 33,333 is due. The note converts at any time at 75% of the lowest closing trading price 10 trading days prior to the conversion date. Interest is payable in common shares at either the redemption date or maturity. A commitment fee of 5million common shares at a fair value of $164,500 was issued.

—	on April 20, 2026, the Company issued a convertible, redeemable note to a lender for $257,000 with cash proceeds of $250,000 and $7,000 for fees. The loan bears interest at 10%, the note is redeemable by the Company at any time subject to a premium ranging from 120% to 125% if redeemed within the first 180 days of the note. The note matures on January 15, 2027, and converts after 180 days at 65% of the lowest trading price 10 trading days prior to the conversion date.

—	on May 1, 2026, the Company issued a convertible, redeemable note to a lender for $157,000 with cash proceeds of $150,000 and $7,000 for fees. The loan bears interest at 10%, the note is redeemable by the Company at any time subject to a premium ranging from 120% to 125% if redeemed within the first 180 days of the note. The note matures on January 15, 2027, and converts after 180 days at 65% of the lowest trading price 10 trading days prior to the conversion date.

—	on May 4, 2026, the Company issued a convertible, redeemable note to a lender for $700,000 with cash proceeds of $630,000 and an original issue discount of $70,000. The loan bears interest at 12%, and the note matures in 1 year. The note must be redeemed in monthly instalments of 10% of outstanding principal plus accrued interest commencing 60 days after issuance. The note is convertible after 180 days at 65% of the lowest closing trading price 10 trading days prior to the conversion date. A commitment fee of 1.25 million common shares at a fair value of $28,750 was issued.

—	on May 29, 2026 the Company issued a promissory note to a lender for $225,000 with cash proceeds of $200,000 and an original issue discount of $25,000. The loan bears interest at 15% compounding annually, matures in 1 year and has a general security charging all of the Company’s present and after-acquired property.

—	on June 3, 2026, the Company issued a convertible, redeemable note to a lender for $230,000 with cash proceeds of $200,000 an original issue discount of $23,000 and $7,000 for fees. The loan bears interest at 6%, the note is redeemable by the Company at any time subject to a premium ranging from 105% to 140% if redeemed within the first 180 days of the note. The note matures on June 3, 2027, and converts after 180 days at 65% of the lowest trading price 20 trading days prior to the conversion date, including the conversion date.

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PROSPECTUS

Up to 43,213,508 Shares of Common Stock

June 9, 2026

- Prospectus Cover Page -

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the SEC registration fee.

Accounting fees and expenses	$10,000
Total	$10,000

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholder. The Selling Stockholder, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our Bylaws provide that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78. The effect of this provision of our bylaws is to eliminate our right and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

As far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statements

(a)(1) Financial Statements

The consolidated financial statements and Report of Independent Registered Public Accounting Firm are listed in the Index to Financial Statements and Financial Statement Schedules on page F-1 and included on pages F-2 through F-65.

2) Financial Statement Schedules

All schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are not applicable (and therefore have been omitted), or the required disclosures are contained in the financial statements included herein.

Exhibit #	Description

3.1	Articles of Incorporation filed with Nevada Secretary of State on 9/8/2014 (previously filed as Exhibit 3.1 to the Registrant’s Transition Report on Form 10-KT filed on 3/12/2018.

3.2	Amended Bylaws (previously filed as Exhibit 4.1 on Form S-3 on 9/2/2021 and incorporated by reference)

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4.3	Amendment to Certificate of Designation of Series E Convertible Preferred Stock (previously filed as Exhibit 3.5 to Registrant’s Transition Report on Form 10-KT filed on 3/12/2018 and incorporated by reference)

4.4	Certificate of Designation of Series F Convertible Preferred Stock (previously filed as exhibit 3.4 to the Registrant’s Transition Report on Form 10-KT filed on 3/12/2018 and incorporated by reference)

4.5	Amendment No. 2 to Certificate of Designation of Series F Convertible Preferred Stock (previously filed as Exhibit 10.1 of Registrant’s Form 8-K filed on 8/24/2021 and incorporated by reference)

4.6	Certificate of Designation of Series G Preferred Stock (previously filed as Exhibit 3.4 to the Registrant’s Transition Report on Form 10-KT on 3/12/2018 and incorporated by reference)

5.1	Opinion of Frederick M. Lehrer, P. A. *

10.1	Equity Financing Agreement (previously filed as Exhibit 10.1 to the Registrant’s Form S-1 dated March 31, 2023)

10.2	Registration Rights Agreement (previously filed as Exhibit 10.2 to the Registrant’s Form S-1 dated March 31, 2023)

10.3	Placement Agent Agreement with Icon Capital Group (previously filed as Exhibit 10.3 to the Registrant’s Form S-1 dated March 31, 2023)

10.4	September 24, 2023 Finder’s Fee Agreement with JH Darbie & Co. (previously filed as Exhibit 10.4 to the Registrant’s Form S-1 dated September 29, 2023)

10.5	April 29, 2024 Securities Purchase Agreement with GHS (previously filed as Exhibit 10.5 to the Registrant’s Form S-1A dated May 9, 2024)

10.6	May 27, 2025 Equity Financing Agreement with GHS (previously filed as Exhibit 10.6 to the Registrant’s Post-Effective Form S-1/Amendment 2 dated June 6, 2025)

10.7	May 27, 2025 Registration Rights Agreement with GHS (previously filed as Exhibit 10.7 to the Registrant’s Post-Effective Form S-1/Amendment 2 dated June 6, 2025)

10.8	June 11, 2025 Equity Financing Agreement with GHS (previously filed as Exhibit 10.1 on Form 8-K dated June 11, 2025)

10.9	June 11, 2025 Registration Rights Agreement with GHS (previously filed as Exhibit 10.2 on Form 8-K dated June 11, 2025)

10.10	June 16, 2025 Equity Financing Agreement with AIV Investments LLC (previously filed as Exhibit 10.1 on Form 8-K dated June 17, 2025)

10.11	June 16, 2025 Registration Rights Agreement with AIV (previously filed as Exhibit 10.2 on Form 8-K dated June 17, 2025)

10.12	June 16, 2025 Termination Agreement with GHS Investments, LLC (previously filed as Exhibit 10.3 on Form 8-K dated June 17, 2025)

10.13	Agreement with Craft Capital Management LLC (previously filed as Exhibit 10.4 on Form 8-K dated June 17, 2025)

10.14	September 19, 2024 Purchase Agreement with AIV Investments, LLC*

10.15	August 7, 2025 Resolution Agreement with AIV Investments, LLC*

23.1	Consent of Frederick M. Lehrer, P. A. (included in Exhibit 5.1) *

23.2	Consent of L J Soldinger Associates, LLC, Independent Registered Public Accounting Firm *

107	Calculation of Filing Fee Table*

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document. *

101.SCH	Inline XBRL Taxonomy Extension Schema Document *

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document *

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document *

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document *

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document *

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101) *

* Filed or furnished herewith

Item 16. Undertakings.

The undersigned registrant hereby undertakes

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

As far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ferndale, Michigan on June 9, 2026.

Artificial Intelligence Technology Solutions, Inc.

By:	/s/ Steven Reinharz
Steven Reinharz
Chief Executive Officer, Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Steven Reinharz	Chief Executive Officer/Director	June 9, 2026
Steven Reinharz

/s/ Anthony Brenz	Chief Financial Officer	June 9, 2026
Anthony Brenz

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